Exhibit 4.2

GLOBAL CROSSING (UK) FINANCE PLC,

as the Issuer,

GLOBAL CROSSING (UK) TELECOMMUNICATIONS LIMITED,

as a Guarantor,

STT COMMUNICATIONS LTD.,

as Optionholder,

AIB/BNY FUND MANAGEMENT (IRELAND) LIMITED,

as Irish Paying Agent,

and

THE BANK OF NEW YORK,

as Trustee

INDENTURE

Dated as of December 23, 2004

U.S. Dollar-denominated 10.75% Senior Secured Notes due 2014

Sterling-denominated 11.75% Senior Secured Notes due 2014

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.08; 7.10
(b)	7.08; 7.10; 12.02
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 12.02
(d)	7.06
314(a)	4.06; 4.17; 12.02
(b)	11.02
(c)(1)	7.02; 12.04; 12.05
(c)(2)	7.02; 12.04; 12.05
(c)(3)	11.03(b)
(d)	11.03; 11.08
(e)	12.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05; 12.02
(c)	7.01
(d)	6.05; 7.01(c)
(e)	6.11
316(a)(last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	9.02
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	12.01
(c)	12.01

N.A. means Not Applicable

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

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Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

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INDENTURE dated as of December 23, 2004 between GLOBAL CROSSING (UK) FINANCE PLC, a company organized under the laws of England and Wales (the “Issuer”), as issuer, GLOBAL CROSSING (UK) TELECOMMUNICATIONS LIMITED (the “Company”), as a guarantor, STT COMMUNICATIONS LTD., THE BANK OF NEW YORK, a New York banking company, as trustee (the “Trustee”), and AIB/BNY Fund Management (Ireland) Limited, as Irish Paying Agent.

Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION	1.01. Definitions.

Set forth below are certain defined terms used in this Indenture.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed by the Company or any Restricted Subsidiary in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

“Additional Interest” has the meaning given to Special Interest in the Registration Rights Agreement.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than the granting of a Lien in accordance with this Indenture) for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary, (b) any Property of the Company or any Restricted Subsidiary which constitutes all or substantially all of the assets of that Person or of any division or line of business of that Person or (c) any other property or assets of the Company or any Restricted Subsidiary; provided, however, that Asset Sales shall not include:

(1) a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration or which has a Fair Market Value of less than £2.5 million; notwithstanding the foregoing, a Governmental Asset Disposition shall be, regardless of the amount of cash proceeds, an Asset Sale;

(2) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by Section 5.01;

(3) any Restricted Payment made in accordance with Section 4.11 or a Permitted Investment;

(4) the sale or other disposition of cash or Cash Equivalents;

(5) the sale, lease, assignment or transfer of equipment inventory or other Property in the ordinary course of business;

(6) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

(7) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(8) a disposition of obsolete, surplus or worn out Property that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(9) dispositions in connection with Permitted Liens;

(10) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11) a disposition that is made in connection with the establishment of a Permitted Joint Venture which is a Permitted Investment;

(12) the licensing or sublicensing of intellectual property or other general intangibles and licenses, sublicenses, leases or subleases of other Property, in each case, in the ordinary course of business; or

(13) foreclosure, condemnation or similar action with respect to any Property or other assets.

“Attributable Indebtedness” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the greater of

(1) the fair value of the property subject to such arrangement; and

(2) the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Bankruptcy Law” means Title 11 of the U.S. Code, as amended, or any similar U.S. federal, state or foreign law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by an Officer of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banking institutions in the City of New York and London, England are required or authorized by law to close.

“Capital Stock” means

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable direct obligations issued by or unconditionally guaranteed by (x) the United States Government, (y) Switzerland or (z) a state that was a Member State of the European Union on December 31, 2003, or issued by any agency of either thereof and backed by the full faith and credit of the United States, Switzerland or such Member State of the European Union, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any State thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6) investments in money market funds which invest 95% of their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of one or more of the following events:

(1) the Company ceases to own 100% of the Capital Stock of the Issuer; provided, however, that there shall be no Change of Control under this clause (1) in the event the Issuer is merged with, or liquidated into, the Company;

(2) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 40% or more of the aggregate voting power represented by the issued and outstanding Capital Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets);

(3) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group (whether or not otherwise in compliance with the provisions of this Indenture); provided that there shall not be a Change of Control under this clause (3) if (a) such Person or Group has no assets or liabilities prior to such transfer and (b) after substituting such Person or Group for the Company under clause (2) above, there is no Change of Control;

(4) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); or

(5) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors.

“Clearstream” means Clearstream Banking, société anonyme.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

Section references to the Code are to the Code, as in effect on the Issue Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” means, collectively, all assets and property of the Issuer or any Guarantor that are from time to time subject to or required to be subject to a Lien pursuant to the Security Documents.

“Collateral Agent” means The Bank of New York, or any other Person designated as collateral agent in the Intercreditor Agreement, or any successor thereto.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

“Common Depositary” means the common depositary for Euroclear and Clearstream, or its nominee and their respective successors or, as applicable, such other nominee of or custodian for Euroclear and/or Clearstream, as applicable, as may be acceptable to the Company and named or otherwise appointed in accordance with the customary practices or policies of such Common Depositary or Common Depositaries.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, with respect to the Company, for any period, the sum (without duplication) of:

(1) Consolidated Net Income; and

(2) to the extent Consolidated Net Income has been reduced thereby,

(A) all income taxes of the Company and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

(B) Consolidated Interest Expense; and

(C) Consolidated Non-cash Charges,

less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to the Company for any period, the sum of, without duplication:

(1) the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation or duplication,

(A) any amortization of debt discount and amortization or write-off of deferred financing costs,

(B) the net costs under Interest Swap Obligations,

(C) all capitalized interest,

(D) the interest portion of any deferred payment obligation, and

(E) dividends and other distributions in respect of all Disqualified Capital Stock of the Company and all Preferred Stock of any Restricted Subsidiary, to the extent held by Persons other than the Company or a Restricted Subsidiary of the Company; and

(2) the interest component of Capitalized Lease Obligations and Attributable Indebtedness paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (x) the outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis at such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements of the Company are available; provided, however, that for the purposes of calculating Consolidated EBITDA for such period, if, as of such date of determination:

(1) since the beginning of such period the Company or any Restricted Subsidiary has disposed of any company, any business, or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”) or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is such a Sale, Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(2) since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise has acquired any company, any business, or any group of assets constituting an operating unit of a business (any such Investment or acquisition, a “Purchase”), including any such Purchase occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(3) since the beginning of such period any Person (that became a Restricted Subsidiary or was merged or otherwise combined with or into the Company or any Restricted Subsidiary since the beginning of such period) has made any Sale or any Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition, (a) whenever pro forma effect is to be given to any transaction or calculation under this definition, the pro forma calculations will be as determined in good faith by a responsible financial or accounting officer of the Company (including in respect of anticipated expense and cost reductions and synergies) and approved by a majority of disinterested members of the Board of Directors of the Company and (b) in determining the amount of Indebtedness outstanding on any date of determination, pro forma effect shall be given to any Incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of Indebtedness on such date.

“Consolidated Net Income” means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom:

(1) net gains (and, to the extent calculated in connection with determining the Consolidated Leverage Ratio, losses) from asset sales or abandonments or reserves relating thereto;

(2) extraordinary or non-recurring gains (and, to the extent calculated in connection with determining the Consolidated Leverage Ratio, extraordinary losses) (determined on an after-tax basis);

(3) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(4) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

(5) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6) the cumulative effect of a change in accounting principles;

(7) any unrealized foreign currency translation or transactions gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary;

(8) the net income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition;

(9) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

(10) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

“Consolidated Non-Cash Charges” means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Continuing Director” means, as of any date of determination, any member of Parent’s Board of Directors who:

(1) was a member of the Board of Directors on the Issue Date;

(2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of the nomination or election; or

(3) was nominated for election by a Permitted Holder, provided that, at the time of the nomination, the Permitted Holder was an Affiliate of Parent.

“Corporate Services Agreement” means the Corporate Services Agreement dated December 23, 2004, between the Company, Parent and certain other Subsidiaries of Parent, as in effect on the Issue Date, unless the same is terminated.

“Corporate Trust Office” means the corporate trust office of the Trustee located at One Canada Square, London E14 5AL, United Kingdom, or such other office, designated by the Trustee by written notice to the Issuer, at which at any particular time its corporate trust business shall be administered.

“Credit Facility” means a facility for Indebtedness or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financings or letters of credit.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values (including, without limitation, any Interest Hedge Contract).

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depositary” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily exchangeable for Indebtedness, or is redeemable or exchangeable for Indebtedness, at the sole option of the holder thereof on or prior to the Maturity Date of the Securities.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than Dollars, at any time of determination thereof by the Issuer, the amount of Dollars obtained by converting such currency other than Dollars involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable currency other than Dollars as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Issuer) on the date of such determination.

“Dollar Exchange Securities” means any Dollar Securities issued in exchange for Initial Dollar Securities or Dollar Securities without a legend.

“Dollar Securities” means the U.S. Dollar-denominated 10.75% Senior Secured Notes due 2014 issued by the Issuer pursuant to this Indenture, including, without limitation, the Dollar Exchange Securities and the Additional Dollar Securities, treated as a single class of securities for all purposes under this Indenture, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any issuance of, or contribution on account of, Qualified Capital Stock of the Company.

“Euroclear” means the Euroclear System.

“Excess Cash” means for the period beginning on the date of the Indenture and ending on December 31, 2005, and for any 12 month period ending on December 31 thereafter, an amount equal to 50% of the Operating Cash Flow, if positive, accumulated by the Company and its Restricted Subsidiaries during such period.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Securities” means the Dollar Exchange Securities and the Sterling Exchange Securities.

“Excluded Contribution” means the Net Cash Proceeds or marketable securities received by the Company from (i) Subordinated Shareholder Funding and (ii) the sale (other than a sale to (x) a Restricted Subsidiary of the Company or (y) any employee stock ownership plan or trust established by the Company or any of its Restricted Subsidiaries for the benefit of their employees to the extent funded by the Company or any of its Restricted Subsidiaries) of Capital Stock (other than Disqualified Capital Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers’ Certificate on the date such capital contributions are made or the date such Capital Stock is sold, as the case may be, that are excluded from the calculation set forth in paragraph (3) of Section 4.11.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company.

“GAAP” means generally accepted accounting principles in the United Kingdom (“UK GAAP”) on the Issue Date. At any time after the Issue Date, the Company, if required by applicable law to adopt International Financial Reporting Standards (“IFRS”), may elect to apply, for all purposes of this Indenture, IFRS in lieu of UK GAAP and, upon any such election, references herein to UK GAAP shall be construed to mean IFRS on the date of such adoption; provided that (1) any such election once made shall be irrevocable, (2) all financial statements and reports required to be provided, after such election, pursuant to this Indenture shall be prepared on the basis of IFRS on the date of such adoption and (3) from and after such election, all ratios, computations and other determinations based on UK GAAP contained in this Indenture shall be computed in conformity with IFRS on the date of such adoption.

“GCL Convertible Notes” means the $250.0 million 4.7% Mandatory Convertible Notes due 2008 issued by GCL.

“GCL” means Global Crossing Limited, a limited company organized under the laws of Bermuda.

“Government Asset Disposition” means the sale or other disposition of (a) any equipment or assets owned by the Company located on the premises of any agency, department or other body of local, regional or state government of the United Kingdom of Great Britain and Northern Ireland (“Government Agency”) or on the premises of a contractor or subcontractor of a Government Agency or (b) any equipment or assets used exclusively by the Company in connection with the provision of services and the performance of obligations under any agreement between the Company and a Government Agency or a contractor or subcontractor of a Government Agency.

“Government Securities” means, in the case of the Dollar Securities, U.S. Government Securities and, in the case of the Sterling Securities, U.K. Government Securities.

“group” has the meaning set forth in the definition of Change of Control elsewhere in this Section 1.01.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee of the Issuer’s obligations under this Indenture and the Securities by the Guarantors in accordance with the terms of this Indenture.

“Guarantor” means (1) the Company and (2) each Restricted Subsidiary that in the future executes a Guarantee pursuant to Section 4.16 or otherwise; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of this Indenture.

“Holder” or “Securityholder” means any registered holder, from time to time, of any Securities.

“Indebtedness” means, with respect to any Person, without duplication:

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6) guarantees and other contingent obligations in respect of Indebtedness of any other Person referred to in clauses (1) through (5) above and clause (8) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

(8) all Obligations under currency agreements and interest swap agreements of such Person; and

(9) all Disqualified Capital Stock of such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued and unpaid dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value of such Disqualified Capital Stock shall be determined reasonably and in good faith by the Board of Directors of the Company.

In addition, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 90 days thereafter.

“Indenture” means this Indenture, as amended, restated or supplemented from time to time in accordance with the terms hereof.

“Independent Financial Advisor” means a firm:

(1) which does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in the Company; and

(2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Purchaser” means Goldman, Sachs & Co.

“Initial Securities” means the Initial Dollar Securities and the Initial Sterling Securities.

“Intercompany Agreements” means the Tax Agreement, the Insurance Proceeds Agreement, the Corporate Services Agreement, the Voice Termination Agreement, the Shared Resource Agreement and the Asset Transfer Agreement among the Company, Parent and various of its subsidiaries.

“Intercreditor Agreement” means the Intercreditor and Collateral Agency Agreement, to be dated the Issue Date, among the Trustee, the Collateral Agent, J. Aron & Company and the other parties thereto from time to time.

“interest” means, when used with respect to the Securities, interest on the Securities, including Additional Interest, if any.

“Interest Hedge Contract” means any foreign exchange contract, currency swap agreement or other agreement or arrangement between a financial institution on one hand and the Issuer and the Company on the other, designed to protect the Issuer and the Company against fluctuations in the foreign exchange rate between U.S. dollars and pounds sterling in respect of the interest payments on the Dollar Securities; and the “value” thereof at any time shall be the amount (if any) that would be due to such financial institution if such contract were settled with reference to the then-prevailing market rate for currency exchanges between U.S. dollars and pounds sterling, which amount shall be expressed as a negative figure if an amount would be due to the Issuer or the Company from such financial institution, in each case as reasonably calculated by the Trustee.

“Interest Hedge Secured Party” means those financial institutions from time to time party to the Intercreditor Agreement who have entered into Interest Hedge Contracts with the Issuer and the Company.

“Interest Payment Date” means the stated maturity of an installment of interest on the Securities.

“Interest Swap Obligations” means the obligations of the Company and the Restricted Subsidiaries pursuant to any arrangement with any other Person whereby, directly or indirectly, the Company or any Restricted Subsidiary is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. “Investment” shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiaries, as the case may be. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary (the “Referent Subsidiary”) such that, after giving effect to any such sale or disposition, the Referent Subsidiary shall cease to be a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of the Referent Subsidiary not sold or disposed of.

“Issue Date” means December 23, 2004, the date of original issuance of the Securities.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Maturity Date” means December 15, 2014.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest), received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of:

(1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, brokerage commissions, sales commissions and relocation expenses);

(2) taxes paid or payable or required to be accrued as a liability under GAAP after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3) repayments of Indebtedness that are either (a) secured by a Lien permitted by this Indenture on the property or assets subject to such Asset Sale or (b) otherwise required to be repaid in connection with such Asset Sale; and

(4) appropriate amounts to be determined by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Non-U.S. Person” has the meaning assigned to such term in Regulation S.

“Obligations” means all obligations for principal, premium, interests, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum of the Issuer and the Company dated December 20, 2004 relating to the Securities.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary or Assistant Secretary or General Counsel or Deputy General Counsel of the Issuer or the Company as the context requires.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer and the Company, as the case may be, by two Officers of the Issuer or the Company, as the case may be, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or the Company, as the case may be, that meets the requirements set forth in this Indenture.

“Operating Cash Flow” means Consolidated Net Income plus Consolidated Non-Cash Charges minus capital expenditures as determined under GAAP.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer, a Guarantor or the Trustee.

“Optionholder” means STT Communications Ltd. (or one of its Affiliates other than Parent, the Company, the Issuer and any of their respective Subsidiaries) so long as it, together with its Affiliates (other than Parent, the Company, the Issuer or any of their respective Subsidiaries), holds not less than 50% of the then outstanding GCL Convertible Notes.

“Parent” means GCL or any entity into which GCL is merged.

“Parent Company” means Parent and any of its Subsidiaries; provided, however, that in no event shall any Subsidiary of the Company constitute a Parent Company.

“Pari Passu Debt”means any Indebtedness of the Company or Guarantors that ranks pari passu in right of payment with the Securities or the Guarantees, as applicable and, in the case of an Asset Sale involving Collateral, is secured by the Lien under the Security Documents.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets of a Related Business or a combination of assets of a Related Business and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person.

“Permitted Holder” means (i) STT, (ii) its Subsidiaries and (iii) any Affiliate of STT which is an Affiliate by virtue of the fact that both it and STT are Subsidiaries of a Person.

“Permitted Investments” means:

(1) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate into the Company or a Guarantor;

(2) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Securities and this Indenture;

(3) Investments arising out of the Intercompany Agreements, which Investments are made in the ordinary course of business;

(4) Investments in cash and Cash Equivalents;

(5) loans and advances to employees and officers of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of an aggregate of £1.5 million at any one time outstanding;

(6) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or a Restricted Subsidiary’s businesses and otherwise in compliance with this Indenture;

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors’ or customers’ stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8) Investments in existence on, or made pursuant to legally binding commitments in existence on, the Issue Date;

(9) Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(10) Investments in any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries in exchange for the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company, or Subordinated Shareholder Funding;

(11) Investments in exchange for the licensing or contribution of intellectual property pursuant to marketing arrangements entered into in the ordinary course of business;

(12) Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.13;

(13) Investments made with Excluded Contributions; and

(14) additional Investments not to exceed £10.0 million at any one time outstanding.

“Permitted Liens” means:

(1) Liens to secure Obligations under the Securities, the Guarantees and the Security Documents;

(2) Liens to secure the performance of statutory obligations, surety or appeal bonds, insurance premium financings, performance bonds or other obligations of a like nature in each case incurred in the ordinary course of business;

(3) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(4) Liens, pledges and deposits made in the ordinary course of business in connection with workers’ compensation, social security, unemployment insurance, employment taxes and other statutory obligations;

(5) Liens, pledges or deposits made to secure the performance of tenders, bids, leases, public or statutory obligations, sureties, indemnities, performance or other similar bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(6) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries;

(7) Liens arising out of judgments or awards against or other court proceedings concerning the Company or any Restricted Subsidiary thereof with respect to which the Company or such Restricted Subsidiary is contesting in good faith or prosecuting an appeal or proceeding for review and, in each case, for which the Company or such Restricted Subsidiary, as the case may be, is maintaining adequate reserves in accordance with GAAP;

(8) Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;

(9) Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(10) Liens arising from Uniform Commercial Code financing statement filings in states in the United States (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(11) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary otherwise in compliance with this Indenture;

(12) contracts for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(13) any encumbrances or restrictions required by any governmental, local or regulatory authority having jurisdiction over the Company or any of its Restricted Subsidiaries or any of their businesses in connection with any development grant made or other assistance provided to the Company or any of its Restricted Subsidiaries by such governmental authority;

(14) Liens incurred in the ordinary course of business (including materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and Liens arising from filings in the ordinary course of business) of the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed £5.0 million at any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credits in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

(15) Liens securing Purchase Money Indebtedness permitted pursuant to clause (10) of Section 4.10(b);

(16) Liens constituting any interest or title of a lessor, a licensor or either’s creditors in the Property subject to any lease (other than a capital lease) or license;

(17) Liens existing on the Issue Date after giving effect to the Restructuring;

(18) Liens in respect of Capital Lease Obligations otherwise permitted under this Indenture;

(19) Liens on Collateral securing Indebtedness or other obligations in favor of an Interest Hedge Secured Party under an Interest Hedge Contract;

(20) Liens securing Indebtedness incurred under clause (15) of Section 4.10(b); and

(21) extensions, renewals or replacements of any Lien referred to in clauses (1) through (20) above; provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Private Placement Legend” means the legends initially set forth on the Dollar Securities in the form set forth in Exhibit C-1 or the Sterling Securities in the form set forth in Exhibit C-2.

“Proceeds Loan” means an intercompany loan made by the Issuer to the Company on or about the Issue Date of all or substantially all of the proceeds from the initial sale of the Securities as the same may be increased or decreased from time to time including, without limitation, in connection with the sale of Additional Securities.

“Property” means any interest in any rights, assets or property of any kind whatsoever (including all cash, Cash Equivalents and Equity Interests), whether real, personal or mixed and whether tangible or intangible, whether now existing or hereafter arising and wherever located.

“Purchase Agreement” means (a) the Purchase Agreement dated December 20, 2004, among the Issuer, the Company and the Initial Purchaser and (b) any other similar purchase agreement relating to the Additional Securities.

“Purchase Money Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary incurred in the normal course of business for the purpose of financing all or any part of the purchase price or the cost of the installation, construction or improvement of any property or equipment.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.

“Record Date” means the applicable Record Date specified in the Securities.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

“Referent Subsidiary” has the meaning set forth in the definition of “Investment” elsewhere in this Section 1.01.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part; and “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with Section 4.10 (other than pursuant to clause (1), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12) or (13) of Section 4.10(b)), in each case that does not:

(1) result in an increase in the aggregate principal amount of any Indebtedness of such Person as of the date of such proposed Refinancing (except to the extent of the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable fees and expenses incurred by the Company in connection with such Refinancing); or

(2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Securities, then such Refinancing Indebtedness shall be subordinate to the Securities at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registration Rights Agreement” means the Exchange and Registration Rights Agreement to be dated the Issue Date among the Company, the Guarantors and the Initial Purchaser.

“Regulation S” means Regulation S under the Securities Act.

“Replacement Assets” means assets and property that will be used or useful in the business of the Company and/or its Restricted Subsidiaries as existing on the Issue Date or in a business the same, similar or reasonably related thereto (including, without limitation, the Capital Stock of a Person which becomes a Restricted Subsidiary as a result of such Investment).

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“Restricted Corporate Services Fee” means the amount of service fees under the Corporate Services Agreement (excluding the amount of any management bonuses) for a fiscal year that exceed the Service Fee Limit for such fiscal year minus any such service fees required to be paid by law, regulation or any competent governmental taxing authority.

“Restricted Global Securities” means Global Dollar Securities or Global Sterling Securities bearing the Private Placement Legend.

“Restricted Physical Securities” means Physical Dollar Securities or Physical Sterling Securities bearing the Private Placement Legend.

“Restricted Security” means a Security that constitutes a “Restricted Security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.22.

“Restructuring” means the corporate steps and transactions contemplated by, and to be taken pursuant to, the Restructuring Agreement among GCL, Global Crossing Holdings Limited, Global Crossing North America Holdings, Inc., the Company, STT Crossing LTD, STT Hungary Liquidity Management Limited Liability Company and STT Communications Ltd., dated as of October 8, 2004, as amended on December 10, 2004, including, without limitation, (i) the repayment in part of the STT Bridge Facility with the proceeds from the initial sale of the Securities, (ii) the forgiveness of amounts owed under the STT Bridge Facility after such repayment and (iii) the release of the guarantee by the Company of the 11.0% senior secured notes due 2006 of Global Crossing North America Holdings, Inc.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary on the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced on the security of such Property.

“Secured Parties” means the Persons identified as secured parties in the Intercreditor Agreement.

“Securities” means the Dollar Securities and the Sterling Securities.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Security Documents” means, collectively:

(1) the debenture, to be dated the Issue Date, among the Issuer, the Company and the Trustee;

(2) the Security Arrangement Agreement;

(3) the Intercreditor Agreement; and

(4) all other security agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments evidencing or creating any security in favor of the Collateral Agent and any Holders of the Securities in any or all of the Collateral.

“Security Arrangement Agreement” means the Security Arrangement Agreement, dated as of December 23, 2004, among STT Crossing Ltd, STT Communications Ltd., STT Hungary Liquidity Management Limited Liability Company, the Trustee, the Collateral Agent, the Company, the Issuer and the other obligors and hedging parties from time to time named therein.

“Service Fee Limit” means an amount in pounds sterling, calculated on an annual basis (except in relation to 2004) that (i) for three months ending December 31, 2004 shall equal £2,900,000, (ii) for the fiscal year 2005 shall equal £11,600,000 and (iii) for each fiscal year thereafter shall equal the product of (x) the service fees (excluding the amount of any management bonuses) actually paid under the Corporate Services Agreement for the preceding fiscal year of Company and (y) 1.50; provided, however, that the amount determined under clause (iii) shall not exceed £23,200,000.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any security or obligation, the date specified in such security or obligation as the fixed date on which the final payment of principal of such security or obligation is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security or obligation at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Sterling Exchange Securities” means any Sterling Securities issued in exchange for Initial Sterling Securities or Sterling Securities without a legend.

“Sterling Securities” means the Sterling-denominated 11.75% Senior Secured Notes due 2014 issued by the Issuer pursuant to this Indenture, including, without limitation, the Sterling Exchange Securities and the Additional Sterling Securities, treated as a single class of securities for all purposes under this Indenture, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“STT” means Singapore Technologies Telemedia Pte Ltd., a company organized under the laws of Singapore.

“STT Bridge Faciliy” means the bridge loan facility entered into among the Company, GCL and an affiliate of STT on May 18, 2004, as amended on November 2, 2004.

“Subordinated Shareholder Funding” means any Indebtedness of the Company (and any security into which such Indebtedness is convertible or for which it is exchangeable at the option of the holder) issued to and held by a Parent Company or a Permitted Holder that (a) does not mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Stated Maturity of the Securities (other than through conversion or exchange of such Indebtedness into Capital Stock (other than Disqualified Capital Stock) of the Company or such Parent Company or any Indebtedness meeting the requirements of this definition); (b) does not require, prior to the Stated Maturity of the Securities, payment of cash interest; (c) contains no change of control or asset sale provisions and has no right to declare a default or event of default or take any enforcement action prior to the Stated Maturity of the Securities; (d) is unsecured; and (e) is fully subordinated and junior in right of payment to the Securities pursuant to customary subordination terms for similar Indebtedness.

“Subsidiary,” with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Taxing Authority” means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“TIA” means the United States Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by sale and leaseback transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions, and when used as a noun shall have the correlative meaning.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“U.K. Government Securities” means securities that are:

(1) direct obligations of the United Kingdom or issued by any agency or instrumentality thereof for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United Kingdom, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United Kingdom, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.K. Government Securities or a specific payment of principal of or interest on any such U.K. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.K. Government Securities or the specific payment of principal or interest on the U.K. Government Securities evidenced by such depository receipt.

“U.K. Legal Tender” means such coin or currency of the United Kingdom as at the time of payment shall be legal tender for the payment of public and private debts.

“Unrestricted Global Securities” means Global Dollar Securities or Global Sterling Securities that do not bear the Private Placement Legend.

“Unrestricted Physical Securities” means Physical Dollar Securities or Physical Sterling Securities that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” of any Person means:

(1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated as such pursuant to and in compliance with Section 4.22; and

(2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Securities” means securities that are:

(a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (A) the then outstanding aggregate principal amount of such Indebtedness into (B) the sum of the total of the products obtained by multiplying (1) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (2) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of the Company means any Restricted Subsidiary of which all the outstanding voting securities (other than directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any other Wholly Owned Restricted Subsidiary.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Acceleration Notice”	6.02
“Additional Amounts”	4.21(b)
“Additional Dollar Securities”	2.01
“Additional Securities”	2.01
“Additional Sterling Securities”	2.01
“Affiliate Transaction”	4.14
“Agent Members”	2.16
“Alternate Offer”	4.09(e)
“Base Currency”	12.15(b)
“Change of Control Offer”	4.09(a)
“Change of Control Payment”	4.09(a)
“Change of Control Payment Date”	4.09(b)
“Covenant Defeasance”	8.02(c)
“Designation”	4.22(a)
“Designation Amount”	4.22(a)
“Dollar Paying Agent”	2.04
“Eligible Excess Cash”	4.23(d)
“Event of Default”	6.01
“Excess Cash Flow Offer”	4.23(a)
“Excess Cash Flow Offer Amount”	4.23(a)
“Excess Cash Flow Offer Payment Date”	4.23(b)
“Excess Cash Flow Offer Trigger Date”	4.23(a)
“Global Dollar Securities”	2.16(a)
“Global Securities”	2.16(a)
“Global Sterling Securities”	2.16(a)
“Guarantee Obligations”	10.01
“incur”	4.10(a)
“Initial Dollar Securities”	2.01
“Initial Securities”	2.01

Term	Defined in Section
“Initial Sterling Securities”	2.01
“Irish Paying Agent”	2.04
“Judgment Currency”	12.15(b)
“Legal Defeasance”	8.02(b)
“Net Proceeds Offer”	4.13(b)
“Net Proceeds Offer Amount”	4.13(b)
“Net Proceeds Offer Payment Date”	4.13(b)
“Net Proceeds Offer Trigger Date”	4.13(b)
“Other Securities”	2.02
“Paying Agent”	2.04
“payment default”	6.01
“Permitted Indebtedness”	4.10(b)
“Physical Dollar Securities”	2.02
“Physical Securities”	2.02
“Physical Sterling Securities”	2.02
“Purchase Option”	3.07(a)
“Purchase Option Payment”	3.07(a)
“Purchase Option Payment Date”	3.07(b)
“rate(s) of exchange”	12.15(d)
“Reference Date”	4.11
“Registrar”	2.04
“Regulation S Dollar Securities”	2.16(a)
“Regulation S Global Dollar Securities”	2.16(a)
“Regulation S Global Securities”	2.16(a)
“Regulation S Global Sterling Securities”	2.16(a)
“Regulation S Securities”	2.02
“Regulation S Sterling Securities”	2.16(a)
“Relevant Event”	3.07(a)
“Restricted Payment”	4.11
“Restricted Period”	2.16(f)
“Revocation”	4.22(c)
“Rule 144A Dollar Securities”	2.16(a)
“Rule 144A Global Dollar Securities”	2.16(a)
“Rule 144A Global Securities”	2.16(a)
“Rule 144A Global Sterling Securities”	2.16(a)
“Rule 144A Securities”	2.02
“Rule 144A Sterling Securities”	2.16(a)
“Sterling Paying Agent”	2.04
“STT Purchase”	3.07(b)
“Surviving Entity”	5.01(a)
“Taxes”	4.21(a)
“Taxing Jurisdiction”	4.21(a)

SECTION 1.03. Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“indenture security holder” means a Holder or a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer or any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) “or” is not exclusive;

(3) words in the singular include the plural, and words in the plural include the singular;

(4) words used herein implying any gender shall apply to both genders;

(5) provisions apply to successive events and transactions;

(6) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(7) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(8) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(9) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(10) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(11) “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(12) “£,” “sterling” and “pounds sterling” each refer to the lawful currency of the United Kingdom that at the time of payment is legal tender for payment of public and private debts; and

(13) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Securities, such mention shall be deemed to include mention of the payment of Additional Interest, to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

ARTICLE TWO

THE SECURITIES

SECTION 2.01. Amount of Securities.

The Trustee shall initially authenticate Securities for original issue on the Issue Date in an aggregate principal amount of $200,000,000 of Dollar Securities (the “Initial Dollar Securities”) and an aggregate principal amount of £105,000,000 of Sterling Securities (the “Initial Sterling Securities” and, together with the Initial Dollar Securities, the “Initial Securities”) upon a written order of the Issuer in the form of an Officers’ Certificate of the

Issuer. The Trustee shall authenticate Dollar Securities (the “Additional Dollar Securities”) and Sterling Securities (the “Additional Sterling Securities”) thereafter in unlimited amount (so long as permitted by the terms of this Indenture, including, without limitation, Section 4.10) (any such Securities, the “Additional Securities”) for original issue upon a written order of the Issuer in the form of an Officers’ Certificate in aggregate principal amount as specified in such order. Each such written order shall specify the principal amount of Additional Dollar Securities and/or Additional Sterling Securities to be authenticated and the date on which the Additional Dollar Securities and/or Additional Sterling Securities are to be authenticated.

SECTION 2.02. Form and Dating.

The Dollar Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto and the Sterling Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B hereto, both of which are incorporated in and form a part of this Indenture. The Securities may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Securities offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Securities”) shall bear the legend and include the form of assignment set forth in Exhibit C-1, in the case of Dollar Securities, and Exhibit C-2, in the case of Sterling Securities, and Securities offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Securities”) shall bear the legend and include the form of assignment set forth in Exhibit D. The Issuer shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance and show the date of its authentication.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

The Securities may be presented for registration of transfer and exchange at the offices of the Registrar.

Securities issued in exchange for interests in a Global Security pursuant to Section 2.16 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A in the case of Dollar Securities (the “Physical Dollar Securities”) and Exhibit B in the case of Sterling Securities (the “Physical Sterling Securities” and, together with the Physical Dollar Securities, the “Physical Securities”).

SECTION 2.03. Execution and Authentication.

One Officer, who shall have been duly authorized by all requisite corporate actions, shall sign the Securities for the Issuer by manual or facsimile signature.

If the Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee shall authenticate (i) Initial Dollar Securities for original issue on the Issue Date in an aggregate principal amount of $200,000,000, (ii) Initial Sterling Securities for original issue on the Issue Date in an aggregate principal amount of £105,000,000, (iii) pursuant to the Exchange Offer, Exchange Securities from time to time for issue only in exchange for like principal amounts of Initial Securities and (iv) subject to compliance with Section 4.10, one or more series of Securities for original issue after the Issue Date in an unlimited amount (and if issued with a Private Placement Legend, the same principal amount of Exchange Securities in exchange therefor upon consummation of a registered exchange offer) in each case upon written orders of the Issuer in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance pursuant to clause (iv) above, certify that such issuance is in compliance with Section 4.10. In addition, each such Officers’ Certificate shall specify the amount of Securities to be authenticated, the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities, Exchange Securities or Securities issued under clause (iv) of the preceding sentence and the aggregate principal amounts of Dollar Securities and Sterling Securities outstanding on the date of authentication, and shall further specify the amount of such Securities to be issued as a Global Securities or Physical Securities.

The Trustee may appoint one or more authenticating agents with the consent of the Issuer to authenticate the Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

The Securities shall be issuable only in registered form without coupons in minimum denominations of $75,000 and any integral multiples of $1,000, in the case of Dollar Securities, and £50,000 and any integral multiples of £1,000, in the case of Sterling Securities.

SECTION 2.04. Registrar and Paying Agent.

The Issuer shall maintain (a) an officer or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), (b) an office or agency in the Borough of Manhattan, The City of New York, the State of New York, where Dollar Securities may be presented for payment (the “Dollar Paying Agent”), (c) an office or agency in each of the Borough of Manhattan, The City of New York, the State of New York, and London, England where Sterling Securities may be presented for payment (each a “Sterling Paying Agent”), (d) so long as the Securities are listed on the Irish Stock Exchange, an office or agency in Dublin, Ireland where Securities may be presented for payment (the “Irish Paying Agent”) and (e) an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrars. The Issuer shall maintain a co-registrar in Dublin, Ireland, so long as the Securities are listed on the Irish Stock Exchange and if required by the rules of the Irish Stock Exchange, where Securities may be presented for registration of transfer or for exchange. The term “Paying Agents” means the Dollar Paying Agent, the Sterling Paying Agents, the Irish Paying Agent (if any) and any additional Paying Agents. The Issuer or any Affiliate thereof may act as Registrar or Paying Agent. The Issuer, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee.

The Issuer shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture; provided that any such agency agreement with the Irish Paying Agent need not incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or any required co-registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

The Issuer initially appoints the The Bank of New York, London Branch, as Registrar, Dollar Paying Agent and agent for service of notices and demands in connection with the Securities and this Indenture. The Issuer initially appoints The Bank of New York,

New York Branch, and The Bank of New York, London Branch, as Sterling Paying Agents. The Issuer initially appoints AIB/BNY Fund Management (Ireland) Limited, as a co-registrar and as Irish Paying Agent.

If the European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 is implemented, the Issuer will use its best efforts to maintain a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to any European Union Directive on the taxation of savings implementing such conclusions or any law implementing or complying with, or introduced to conform to, such directive.

The Issuer may change the Paying Agents, the Registrars or the transfer agents without prior notice to the Holders. If, and for so long as, the Securities are listed on the Irish Stock Exchange and its rules so require, the Issuer shall publish a notice of any change of paying agent, registrar or transfer agent in a newspaper having a national circulation in Ireland. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligations hereunder.

SECTION 2.05. Paying Agent To Hold Assets in Trust.

Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by such Paying Agent for the payment of principal of or premium, Additional Amounts or interest on the Securities (whether such money has been paid to it by the Issuer, one or more of the Guarantors or any other obligor on the Securities), and the Issuer and each Paying Agent shall notify the Trustee of any Default by the Issuer (or any other obligor on the Securities) in making any such payment. Money held in trust by a Paying Agent need not be segregated except as required by law and in no event shall a Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or Section 6.01(2), upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, such Paying Agent shall have no further liability for the money delivered to the Trustee

SECTION 2.06. Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.07. Transfer and Exchange.

Subject to Sections 2.16 and 2.17, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall promptly register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar or co-Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar’s or co-Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue, each Guarantor shall execute a Guarantee in respect of, and, upon receipt of an authentication order from the Issuer, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in aggregate principal amounts equal to the principal amounts of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable letters of transmittal that (x) they are not broker-dealers (as defined in the Exchange Act), (y) they are not participating in a distribution of the Exchange Securities and (z) they are not “affiliates” (as defined in Rule 144A) of the Issuer or the Guarantor, and accepted for exchange in an Exchange Offer and (ii) Unrestricted Physical Securities in aggregate principal amounts equal to the principal amounts of the Restricted Physical Securities accepted for exchange in an Exchange Offer. Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Physical Securities so accepted Unrestricted Physical Securities in the appropriate principal amount.

The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article

Three, except the unredeemed portion of any Security being redeemed in part and (iii) during a Change of Control Offer, an Alternate Offer, an STT Purchase or an Net Proceeds Offer if such Security is tendered or cancelled pursuant to such Change of Control Offer, Alternate Offer, STT Purchase or Net Proceeds Offer and not withdrawn.

Any holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Securities may be effected only through the book-entry system through which such beneficial interest in such Global Security is held, and that ownership of a beneficial interest in the Security shall be required to be reflected in a book-entry system.

SECTION 2.08. Replacement Securities.

If a mutilated Security is surrendered to the Registrar or the Trustee, or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security (and the Guarantors, if any, shall execute the guarantee thereon) if the Holder of such Security furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Security and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Issuer, the Guarantors, if any, the Trustee or any Paying Agent from any loss that any of them may suffer if such Security is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses (including, without limitation, attorney’s fees and disbursements and the expenses of the Trustee) in replacing such Security and the Trustee may charge the Issuer for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Security. Every replacement Security shall constitute a contractual obligation of the Issuer.

SECTION 2.09. Outstanding Securities.

The Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 8.01 and 8.02, on or after the date on the conditions set forth in Section 8.01 or 8.02 have been satisfied, (d) those cancelled pursuant to Section 3.07(b) and (e) those Securities theretofore authenticated by the Trustee hereunder and described in this Section as not outstanding. A Security does not cease to be outstanding because the Issuer or any of its Affiliates holds the Security (subject to the provisions of Section 2.10).

If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser in whose hands such Security is a legal, valid and binding obligation of the Issuer. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.

If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Securities sufficient to pay all of the principal, premium, if any, Additional Amounts, if any, and interest due on the Dollar Securities payable on that date, or U.K. Legal Tender or U.K. Government Securities sufficient to pay all of the principal, premium, if any, Additional Amounts, if any, and interest due on the Sterling Securities payable on that date, then on and after that date such Dollar Securities and/or Sterling Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.11. Temporary Securities.

Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, Temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities. Notwithstanding the foregoing, so long as the Securities are represented by a Global Security, such Global Security may be in typewritten form.

SECTION 2.12. Cancellation.

The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agents shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or a Paying Agent (other than the Issuer or a Subsidiary), and no one else, shall cancel (subject to the record retention requirements of the Exchange Act) and, at the written direction of the Issuer, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.08, the Issuer may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Issuer or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

SECTION 2.13. Defaulted Interest.

If the Issuer defaults in a payment of interest on the Dollar Securities or the Sterling Securities, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest then borne by the Dollar Securities or Sterling Securities, as the case may be, plus (to the extent lawful) any interest payable on the defaulted interest, in accordance with the terms hereof. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Dollar Securities or the Sterling Securities may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14. CUSIP, ISIN and “Common Code” Numbers.

The Issuer in issuing the Securities may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use, as applicable, CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers, either as printed on the Securities or as contained in any notice of a redemption, that reliance may be placed only on the other identification number(s) printed on the Securities. The Issuer shall advise the Trustee of any change in the CUSIP numbers, ISINs or “Common Code” numbers.

SECTION 2.15. Deposit of Moneys.

Prior to 10:00 a.m. New York City time, in the case of the Dollar Securities, and 10:00 a.m. London time, in the case of the Sterling Securities, on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds

Offer Payment Date, the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Legal Tender, in the case of the Dollar Securities, or U.K. Legal Tender, in the case of the Sterling Securities, sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be. The principal, premium, if any, Additional Amounts, if any, and interest on Global Securities shall be payable to the Depository or the Common Depositary, as applicable, or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Securities represented thereby. The principal and interest on Physical Securities shall be payable, either in person or by mail, at the office of the applicable Paying Agent.

SECTION 2.16. Book-Entry Provisions for Global Securities.

(a) Rule 144A Securities that are Dollar Securities (“Rule 144A Dollar Securities”) initially shall be represented by one or more Securities in registered, global form without interest coupons (collectively, the “Rule 144A Global Dollar Securities”). Rule 144A Securities that are Sterling Securities (“Rule 144A Sterling Securities”) initially shall be represented by one or more Securities in registered, global form without interest coupons (collectively, the “Rule 144A Global Sterling Securities” and, together with the Rule 144A Global Dollar Securities, the “Rule 144A Global Securities”). Regulation S Securities that are Dollar Securities (“Regulation S Dollar Securities”) initially shall be represented by one or more Securities in registered, global form without interest coupons (collectively, the “Regulation S Global Dollar Securities”). Regulation S Securities that are Sterling Securities (“Regulation S Sterling Securities”) initially shall be represented by one or more Securities in registered, global form without interest coupons (collectively, the “Regulation S Global Sterling Securities” and, together with the Regulation S Global Dollar Securities, the “Regulation S Global Securities”). The term “Global Dollar Securities” means the Rule 144A Global Dollar Securities and the Regulation S Global Dollar Securities. The term “Global Sterling Securities” means, collectively, the Rule 144A Global Sterling Securities and the Regulation S Sterling Securities. The term “Global Securities” means, collectively, the Restricted Global Securities and the Unrestricted Global Securities. The Global Securities shall bear legends as set forth in Exhibit E-1 in the case of Global Dollar Securities and Exhibit E-2 in the case of Global Sterling Securities. The Global Securities initially shall (i) be registered in the name of the Depositary in the case of the Dollar Securities or the Common Depositary in the case of the Sterling Securities or the nominee of such Depositary or the Common Depositary, as applicable, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depositary or the Common Depositary, in the case of the Sterling Securities and (iii) bear legends as set forth in Exhibit C-1 with respect to Rule 144A Global Dollar Securities, Exhibit C-2 with respect to Global Sterling Securities and Exhibit D with respect to Regulation S Global Securities.

Members of, or direct or indirect participants in, the Depositary in the case of Dollar Securities, or Euroclear or Clearstream in the case of the Sterling Securities (“Agent Members”), shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or the Common Depositary, in the case of the Sterling Securities, or the Trustee as its custodian, or under the Global Securities, and the Depositary in the case of the Dollar Securities, or the Common Depositary in the case of the Sterling Securities, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or the Common Depositary, in the case of the Sterling Securities or impair, as between the Depositary in the case of the Dollar Securities, or the Common Depositary in the case of the Sterling Securities, and the relevant Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b) Transfers of Global Dollar Securities shall be limited to transfer in whole, but not in part, to the Depositary, its successors or their respective nominees. Transfers of Global Sterling Securities shall be limited to transfer in whole, but not in part, to the Common Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depositary or the Common Depositary, as the case may be, and the provisions of Section 2.17. In addition, Global Securities shall be exchangeable for Physical Securities if (i) in the case of Global Dollar Securities, the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Securities and the Issuer thereupon fail to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) in the case of Global Sterling Securities, (x) Euroclear or Clearstream notifies the Company that it is unwilling or unable to continue as clearing agency or (y) the Common Depositary notifies the Company that it is unwilling or unable to continue as common depositary for such Global Sterling Securities and the Company fails to appoint a successor common depositary within 90 days of such notice, (iii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Securities or (iv) in the case of Global Securities, there shall have occurred and be continuing an Event of Default with respect to such Global Securities. In all cases, Physical Securities delivered in exchange for Global Securities or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary or the Common Depositary, as applicable, in accordance with its customary procedures.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Issuer shall execute, and the Trustee shall upon receipt of a written order from the Issuer authenticate and make available for delivery, one or more Physical Securities of like tenor and amount.

(d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary, in the case of the Dollar Securities, or Euroclear and Clearstream, in the case of the Sterling Securities, in writing in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

(e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Security, the legend set forth in Exhibit D, in each case, unless the Issuer determines otherwise in compliance with applicable law.

(f) Beneficial interests in a Regulation S Global Security may be transferred to a Person who takes delivery in the form of an interest in the corresponding Rule 144A Global Security only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person that the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

(g) Beneficial interests in the Rule 144A Global Security may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Security only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Regulation S or Rule 144 (if available).

(h) Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in another Global Security shall, upon transfer, cease to be an interest in such Global Security and become an interest in such other Global Security and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(i) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.17. Special Transfer Provisions.

(a) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Security constituting a Restricted Security to a QIB (excluding transfers made in reliance on Regulation S):

(i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder’s Security stating, or to a transferee who has advised the Issuer and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

(b) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers’ Certificate from the Issuer to such effect.

(c) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18. Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

SECTION 2.19. Calculation of Principal Amount of Securities.

The aggregate principal amount of the Securities, at any date of determination, shall be the sum of (1) the principal amount of the Dollar Securities at such date of determination plus (2) the U.S. Dollar Equivalent, at such date of determination, of the principal amount of the Sterling Securities at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities (and not solely the Dollar Securities or the Sterling Securities as provided for in the proviso to the first sentence of Section 9.02(a)), such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, and Section 2.09 of this Indenture. Any such calculation made pursuant to this Section 2.19 shall be made by the Issuer and delivered to the Trustee pursuant to an Officers’ Certificate.

SECTION 2.20. Prescription.

Claims against the Issuer and the Guarantors for the payment of principal and Additional Amounts, if any, on the Securities will be prescribed ten years after the applicable due date for payment thereof. Claims against the Issuer or the Guarantors for the payment of interest on the Securities will be prescribed five years after the applicable due date for payment of interest.

SECTION 2.21. Single Class of Securities.

The Dollar Securities and the Sterling Securities shall constitute a single class of securities for all purposes under this Indenture including, without limitation, with respect to waivers and amendments, except as otherwise specified.

ARTICLE THREE

REDEMPTION AND RIGHT TO PURCHASE

SECTION 3.01. Notices to Trustee.

If the Issuer elects to redeem Securities pursuant to Section 5 or Section 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed. The Issuer shall give notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers’ Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02. Selection of Securities To Be Redeemed.

In the event that less than all of the Securities are to be redeemed at any time, selection of the Securities for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed (as certified to the Trustee by the Issuer) or, if the Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that:

(1) no Dollar Securities of a principal amount of $75,000 or less or Sterling Securities of a principal amount of £50,000 or less shall be redeemed in part; and

(2) if a partial redemption is made with the proceeds of a Equity Offering, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC, Euroclear and/or Clearstream procedures, as applicable), unless such method is otherwise prohibited.

If and for so long as the Securities are listed on the Irish Stock Exchange and the rules and regulations so required, notice of such redemption shall be sent to the Companies Announcements Office of such exchange.

SECTION 3.03. Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. At the Issuer’s request, the Trustee shall forward the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that in such case, the Trustee has received notice from the Issuer at least 31 days, but not more than 60 days, before a Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee). Securities called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Securities or portions of them called for redemption. Each notice of redemption shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price and the amount of accrued interest, if any, to be paid;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, plus accrued interest, if any;

(5) that, unless the Issuer defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

(6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

(7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(8) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Securities being redeemed;

(9) that no representation is made as to the correctness or accuracy of the CUSIP number, ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Securities; and

(10) the Section of the Securities pursuant to which the Securities are to be redeemed.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Security. Notices of redemption may not be conditional.

SECTION 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Securities or portions thereof called for redemption as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable Redemption Price pursuant to this Indenture.

SECTION 3.05. Deposit of Redemption Price.

With respect to the Dollar Securities, prior to 10:00 a.m., New York time, on the Redemption Date, the Issuer shall deposit with the Dollar Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary is a Paying Agent, shall segregate and hold in trust) U.S. Legal Tender sufficient to pay the redemption price of and accrued interest on all Dollar Securities or portions thereof to be redeemed on that date other than Dollar Securities or portions of Dollar Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the Redemption Date, interest shall cease to accrue on Dollar Securities or portions thereof called for redemption so long as the Issuer has deposited with the Dollar Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Dollar Securities.

With respect to the Sterling Securities, prior to 10:00 a.m., London time, on the Redemption Date, the Issuer shall deposit with the Sterling Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary is a Paying Agent, shall segregate and hold in trust) U.K. Legal Tender sufficient to pay the redemption price of and accrued interest on all Sterling Securities or portions thereof to be redeemed on that date other than Sterling Securities or portions of Sterling Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the Redemption Date, interest shall cease to accrue on Sterling Securities or portions thereof called for redemption so long as the Issuer has deposited with the Sterling Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Sterling Securities.

SECTION 3.06. Securities Redeemed in Part.

If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion of the original Security shall be issued in the name of the Holder thereof upon cancellation of the original Security.

SECTION 3.07. Purchase by Optionholder.

(a) At any time (i) after the occurrence (but during the continuance) of an Event of Default pursuant to clause (1) or (2) of Section 6.01 or (ii) following the taking of any enforcement action by the Trustee pursuant to Section 6.02 or Section 6.03 or the exercise of any enforcement action by the Trustee or the Collateral Agent under the Security Documents (a “Relevant Event”), the Optionholder, if any, shall have the right, but not the obligation, to purchase (the “Purchase Option”) all, but not less than all, of the Securities then outstanding at a purchase price equal to 100% of the principal amount thereof plus accrued interest thereon, if any, to the date of purchase (the “Purchase Option Payment”).

(b) The Issuer shall notify STT Communications Ltd. promptly (and in any case within 10 days) of any occurrence of a Relevant Event.

(c) The Optionholder may exercise the Purchase Option (an “STT Purchase”) by sending, by first class mail, a notice to each Holder with a copy to the Trustee, which notice shall state, among other things, that a Relevant Event has occurred and is then continuing and the purchase date which must be no earlier than 10 days nor later than 30 days from the date such notice is mailed (the “Purchase Option Payment Date”). On the Purchase Option Payment Date, the Optionholder shall deposit with the Paying Agent an amount equal to the Purchase Option Payment for all of the Securities then outstanding. The Paying Agent shall promptly mail to each Holder the Purchase Option Payment for all such Holder’s Securities and such Holder’s Securities shall automatically, and without any further action on the part of the Holder, be transferred to an account designated by the Optionholder in writing to the Trustee. Thereafter Holders of the Securities, other than the Optionholder, shall have no rights under the Securities or this Indenture.

(d) Any notice of the exercise of the Purchase Option by the Optionholder pursuant to Section 3.07(c) shall be irrevocable, and the full Purchase Option Payment shall be due on the Purchase Option Payment Date.

(e) With respect to the Dollar Securities, prior to 10:00 a.m., New York time, on the Purchase Option Payment Date, the Optionholder shall deposit with the Dollar Paying Agent U.S. Legal Tender sufficient to make the Purchase Option Payment in respect of all outstanding Dollar Securities.

(f) With respect to the Sterling Securities, prior to 10:00 a.m., London time, on the Purchase Option Payment Date, the Optionholder shall deposit with the Sterling Paying Agent U.K. Legal Tender sufficient to make the Purchase Option Payment in respect of all outstanding Sterling Securities.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Securities.

(a) The Issuer shall pay the principal of (and premium, if any) and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds on that date U.S. Legal Tender and U.K. Legal Tender designated for and sufficient to pay the installment. Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(b) The Issuer shall pay interest on overdue principal (including, without limitation, post petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Securities.

SECTION 4.02. Maintenance of Office or Agency.

(a) The Issuer shall maintain the offices or agencies required under Section 2.04. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such offices or agencies. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby initially designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.03. Corporate Existence.

Except as otherwise permitted by Article Five, the Company and the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existences in accordance with their respective organizational documents and the rights (charter and statutory) and material franchises of the Company and the Issuer, respectively.

SECTION 4.04. Payment of Taxes and Other Claims.

The Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its respective Subsidiaries or upon the income, profits or property of it or any of its respective Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.05. Maintenance of Properties and Insurance.

(a) The Company shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or any such Restricted Subsidiary desirable in the conduct of the business of the Company or any such Restricted Subsidiary; provided, further, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.

(b) The Company shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self insured amounts and co-insurance provisions, as are appropriate for a business of this type and size as determined in good faith by the Company, including property and casualty loss, workers’ compensation and interruption of business insurance.

SECTION 4.06. Compliance Certificate; Notice of Default.

(a) The Company shall deliver to the Trustee, within 90 days after the close of each fiscal year commencing with the fiscal year ending December 31, 2005, an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Company and the Issuer have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s knowledge, the Company and the Issuer during such preceding fiscal year have kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status with particularity. The Officers’ Certificate shall also notify the Trustee should the Company or the Issuer elect to change the manner in which it fixes its fiscal year end.

(b) The Company shall deliver to the Trustee as soon as possible, and in any event within five days after the Company becomes aware of the occurrence of any Default, an Officers’ Certificate specifying the Default and describing its status with particularity and the action proposed to be taken thereto.

SECTION 4.07. Compliance with Laws.

(a) The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United Kingdom and United States, all states, subdivisions and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except, in any such case, to the extent the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.08. Waiver of Stay, Extension or Usury Laws.

Each of the Company and the Issuer covenants (to the extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer or the Company, as applicable, from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) each of the Company and the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09. Change of Control.

(a) If a Change of Control occurs, unless the Issuer has unconditionally exercised its right to redeem all the Securities pursuant to Section 5 or Section 6 of the Securities, each Holder shall have the right to require that the Issuer purchase all or a portion of such Holder’s Securities pursuant to the Change of Control Offer set forth in this Section 4.09 (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to the date of purchase (the “Change of Control Payment”).

(b) Within 30 days following any Change of Control, the Issuer shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

(1) that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Securities tendered and not withdrawn will be accepted for payment;

(2) the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”).

(3) the purchase price (including the amount of accrued interest);

(4) that any Security not tendered will continue to accrue interest;

(5) that, unless the Issuer defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(6) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(8) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

(9) the circumstances and relevant facts regarding such Change of Control.

(c) On or before the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(1) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent U.S. Legal Tender and/or U.K. Legal Tender sufficient to pay the Change of Control Payment in respect of all Securities or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Issuer.

(d) The Paying Agent shall promptly mail to each Holder of Securities properly tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail to each Holder a new Security in a principal amount equal to any unpurchased portion of the Security surrendered, if any; provided, however, that each new Dollar Security shall be in a principal amount of $75,000 or an integral multiple of $1,000 above such amount and each new Sterling Security shall be in a principal amount of £50,000 or an integral multiple of $1,000 above such amount.

(e) Notwithstanding the foregoing, the Issuer shall not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, it or a third party has made an offer to purchase (an “Alternate Offer”) any and all Securities validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Securities properly tendered in accordance with the terms of such Alternate Offer. The Alternate Offer must comply with all the other provisions applicable to the Change of Control Offer, shall remain, if commenced prior to the Change of Control, open for acceptance until the consummation of the Change of Control and must permit Holders to withdraw any tenders of Securities made into the Alternate Offer until the final expiration or consummation thereof.

(f) The Issuer shall comply, and shall cause any third party making a Change of Control Offer or an Alternate Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a Change of Control Offer or an Alternate Offer. To the extent the provisions of any applicable securities laws or regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Issuer shall not be deemed to have breached its obligations under this Indenture by virtue of complying with such laws or regulations.

SECTION 4.10. Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (including Acquired Indebtedness) and the Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Issuer and the Guarantors may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue Preferred Stock and any Restricted Subsidiary may incur Acquired Indebtedness if on the date of the incurrence of such Indebtedness or the issuance of such Preferred Stock, after giving effect to the incurrence or issuance thereof, the Consolidated Leverage Ratio of the Company would be less than 4.5 to 1.0 if such incurrence is on or prior to December 23, 2006, and less than 4.0 to 1.0 if such incurrence is after such date.

(b) Section 4.10(a) shall not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following items of Preferred Stock, as applicable (collectively, “Permitted Indebtedness”):

(1) the incurrence by the Company of Indebtedness under the Securities issued on the Issue Date and any Guarantees thereof;

(2) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date after giving effect to the Restructuring;

(3) Interest Swap Obligations of the Company covering Indebtedness of the Company or such Restricted Subsidiary, as the case may be; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred otherwise in accordance with the terms hereof, to the extent the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

(4) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company outstanding, other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(5) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary; provided that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

(6) Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien; provided that (A) any Indebtedness of the Company to any Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations hereunder and under the Securities and (B) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

(7) Indebtedness arising out of the Intercompany Agreements, to the extent such Indebtedness is incurred in the ordinary course of business;

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days after incurrence;

(9) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers’ acceptances, workers’ compensation claims,

bid, surety or appeal bonds, payment obligations in connection with self-insurance, insurance premiums or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(10) Indebtedness represented by Purchase Money Indebtedness and Capitalized Lease Obligations not to exceed £25.0 million at any one time outstanding;

(11) Indebtedness of the Company, the Issuer or any Restricted Subsidiary to the extent that the proceeds thereof are used promptly to purchase or redeem Securities or deposited to defease the Securities pursuant to Section 8.02;

(12) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the Company or any Restricted Subsidiary; provided that (A) the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including the Fair Market Value of non-cash consideration) actually received by (or held in escrow for later release to) the Company and its Restricted Subsidiaries in connection with such disposition (without giving effect to any subsequent changes in value) and (B) such Indebtedness is not reflected in the balance sheet of the Company or any Restricted Subsidiary for more than six months, either consecutively or in the aggregate (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (B));

(13) Indebtedness of the Company consisting of Subordinated Shareholder Funding;

(14) Refinancing Indebtedness;

(15) Acquired Indebtedness of a Restricted Subsidiary; provided that, on a pro forma basis after giving effect to the incurrence of such Acquired Indebtedness, the Consolidated Leverage Ratio of the Company would be less than 4.5 to 1.0 if such incurrence is on or prior to December 23, 2006, and less than 4.0 to 1.0 if such incurrence is after such date; and

(16) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed £25.0 million at any one time outstanding.

For purposes of determining compliance with this Section 4.10:

(1) in the event that an item of Indebtedness or Preferred Stock meets the criteria of more than one of the categories of Indebtedness or Preferred Stock described in clauses (1) through (16) of Section 4.10(b), or is entitled to be incurred pursuant to Section 4.10(a), the Company may, in its sole discretion, classify such item of Indebtedness or Preferred Stock on the date of its incurrence or, subject to clause (2) below, later reclassify all or a portion of such item of Indebtedness in any manner that complies with this Section 4.10;

(2) accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock for purposes of this Section 4.10;

(3) the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.10 will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies;

(4) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

(5) if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are incurred pursuant to any Credit Facility and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included.

SECTION 4.11. Restricted Payments.

The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(a) declare or pay any dividend or make any distribution (other than (i) dividends or distributions payable in Qualified Capital Stock of the Company and (ii) in the case of Restricted Subsidiaries, dividends or distributions to the Company or any other Restricted Subsidiary and pro rata dividends or distributions payable to the other holders of the same class of Capital Stock of such Restricted Subsidiary) on or in respect of shares of its Capital Stock to holders of such Capital Stock;

(b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

(c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment (but, for the avoidance of doubt, not any such Indebtedness that is subordinate or junior solely because of any Liens arising or created in respect of such Indebtedness) to the Securities or the Guarantees;

(d) make any Investment (other than Permitted Investments); or

(e) make any payments on account of the Intercompany Agreements in respect of Restricted Corporate Services Fees,

(each of the foregoing actions set forth in clauses (a), (b), (c), (d) and (e) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto:

(1) a Default or an Event of Default shall have occurred and be continuing;

(2) the Company is not able to incur at least £1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.10(a); or

(3) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made after the Issue Date (the amount expended for such purpose, if other than in cash, being the Fair Market Value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of:

(u) 50% of the Operating Cash Flow of the Company and its Restricted Subsidiaries earned during the period beginning on the Issue Date and ending on the last date of the most recent quarter for which financial statements are available prior to the date such Restricted Payment (the “Reference Date”) (treating such period as a single accounting period); plus

(v) 100% of the net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) subsequent to the Issue Date and on or prior to the Reference Date (a) as a contribution to the common equity capital of the Company by any holder of the Company’s Capital Stock, or (b) from the issuance and sale of Qualified Capital Stock of the Company or (c) from the issuance and sale of Subordinated Shareholder Funding; plus

(w) without duplication of any amounts included in clause (3)(w), 100% of the net cash proceeds received by the Company or any of its Restricted Subsidiaries from any Person (other than a Subsidiary of the Company) subsequent to the Issue Date and on or prior to the Reference Date from Indebtedness or Disqualified Capital Stock that has been converted or exchanged into Qualified Capital Stock of the Company or from the issuance and sale of Subordinated Shareholder Funding; plus

(x) the aggregate amount of all Eligible Excess Cash; plus

(y) without duplication, the sum of:

(i) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

(ii) the net cash proceeds received by the Company or any of the Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

(iii) upon Revocation of the status of an Unrestricted Subsidiary as an Unrestricted Subsidiary, the Fair Market Value of the Company’s and the Restricted Subsidiaries’ Investment in such Subsidiary;

provided, however, that the sum of clauses (i), (ii) and (iii) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date; plus

(z) following the date on which any payment of any Restricted Corporate Services Fee on the Corporate Services Agreement has been made, in any subsequent year the excess of the Service Fee Limit over the Services Fees actually paid in such subsequent year, each determined in accordance with the Corporate Services Agreement in such year, provided, however, that the aggregate amount of this clause (z) shall not exceed the amount of all Restricted Corporate Services Fees since the Issue Date;

provided, in the case of clauses (u), (v), (w), (x), (y) and (z) above, that such Restricted Payment may be made within a period of 10 Business Days commencing the day after the consummation of the Excess Cash Flow Offer in each year.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

(3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Securities either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness;

(4) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Capital Stock of the Company or Preferred Stock of any Restricted Subsidiary that, in any such case, was issued on or after the Issue Date in compliance with Section 4.10;

(5) cash payments in lieu of the issuance of fractional shares in connection with share dividends, splits, combinations or business combinations or the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitations of this Section 4.11 (as determined in good faith by the Board of Directors);

(6) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations upon a Change of Control or an Asset Sale to the extent required by this Indenture or any agreement or instrument pursuant to which such Subordinated Obligations were issued, but only if the Company:

(a) in the case of a Change of Control, has first complied with its obligations under Section 4.09; or

(b) in the case of an Asset Sale, has first complied with its obligations under Section 4.13;

(7) payments on account of the Intercompany Agreements (except for Restricted Corporate Services Fees on the Corporate Services Agreement), if applicable, provided for in such Intercompany Agreements; or

(8) so long as no Default shall have occurred and be continuing or would otherwise result therefrom, any other Restricted Payments in an aggregate amount at any time outstanding, when taken together with all other Restricted Payments made pursuant to this clause (8), not to exceed £10 million.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of the first paragraph of this Section 4.11, amounts expended pursuant to clauses (1), (2)(ii), (3)(ii)(a), (6) and (8) shall be included in such calculation.

SECTION 4.12. Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their Property now owned or hereafter acquired.

SECTION 4.13. Asset Sales.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined in good faith by the Company’s Board of Directors);

(2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of (i) cash or Cash Equivalents or (ii) Replacement Assets and, in each case, is received at the time of such disposition; and

(3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such

Asset Sale within 365 days after receipt thereof (i) in the event the Asset Sale does not consist of Collateral, to repay Indebtedness, if any, secured by a Lien on the Property sold in such Asset Sale, (ii) in the event the Person consummating the Asset Sale is neither the Issuer nor a Guarantor, to Indebtedness of such Restricted Subsidiary that is not a Guarantor or (iii) to acquire Replacement Assets (or to commit to acquire such Replacement Assets within such 365-day period and complete such acquisition within a 180-day period after such 365-day period).

(b) On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (3) of Section 4.13(a) (each a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which has not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (3) of Section 4.13(a) (each a “Net Proceeds Offer Amount”) shall be applied by the Issuer to make an offer to purchase (the “Net Proceeds Offer”) to all Holders and, to the extent required by the terms of any Pari Passu Debt, an offer to purchase to all holders of such Pari Passu Debt, on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of such Pari Passu Debt) on a pro rata basis, that principal amount of Securities (and Pari Passu Debt) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase (and, in the case of Pari Passu Debt, the redemption price for such Pari Passu Debt set forth in the related documentation governing such Indebtedness, plus accrued and unpaid interest, if any, thereon to the date of purchase); provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration) or Cash Equivalents, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.13. For purposes of calculating the principal amount of any Indebtedness not denominated in U.S. Dollars, such Indebtedness shall be calculated by converting such principal amounts into their Dollar Equivalent determined as of a date selected by the Issuer that is within the period of the Net Proceeds Offer.

(c) The Issuer shall not be required to make a Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of £20.0 million resulting from one or more Asset Sales or deemed Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of £20.0 million, shall be applied as required by this Section 4.13). The first such date the aggregate unutilized Net Proceeds Offer Amount is equal to or in excess of £20.0 million shall be deemed the Net Proceeds Offer Trigger Date.

(d) For the purposes of this Section 4.13, the following are deemed to be cash or Cash Equivalents:

(1) cash or Cash Equivalents;

(2) the assumption or discharge of Indebtedness of the Company or any Restricted Subsidiary or Preferred Stock of a Subsidiary Guarantor and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or Preferred Stock in connection with such Asset Sale;

(3) Indebtedness of any Restricted Subsidiary or Preferred Stock of a Subsidiary Guarantor, in each case that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Company and its Restricted Subsidiaries following such Asset Sale are released from any guarantee of such Indebtedness or Preferred Stock in connection with such Asset Sale; and

(4) securities or other obligations received by the Company or any Restricted Subsidiary from the transferee that can be converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of receipt thereof, to the extent of the cash or Cash Equivalents actually received in that conversion.

(e) Pending the final application of any Net Cash Proceeds, the Issuer may temporarily invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

(f) If any Net Cash Proceeds remain after consummation of an Net Proceeds Offer, the Issuer may use those Net Cash Proceeds for any purpose not otherwise prohibited by this Indenture.

(g) Upon the commencement of a Net Proceeds Offer, the Issuer shall send, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Securities pursuant to the Net Proceeds Offer. Any Net Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

(1) that the Net Proceeds Offer is being made pursuant to this Section 4.13;

(2) the Net Proceeds Offer Amount and the Net Proceeds Offer Payment Date;

(3) that any Securities not tendered or accepted for payment shall continue to accrete or accrue interest;

(4) that, unless the Issuer defaults in making such payment, any Securities accepted for payment pursuant to the Net Proceeds Offer shall cease to accrete or accrue interest after the Net Proceeds Offer Payment Date;

(5) that Holders electing to have a Security purchased pursuant to the Net Proceeds Offer may only elect to have all of such Security purchased and may not elect to have only a portion of such Security purchased;

(6) that Holders electing to have a Security purchased pursuant to any Net Proceeds Offer shall be required to surrender the Security, with the form entitled “Option of Holder To Elect Purchase” on the reverse of the Securities completed, or transfer such Security by book-entry transfer, to the Issuer, a depository, if appointed by the Issuer, or the Paying Agent at the address specified in the notice at least three Business Days before the Net Proceeds Offer Payment Date;

(7) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the Net Proceeds Offer Payment Date, a notice setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(8) that Holders may elect to tender their Dollar Securities and Sterling Securities in whole or in part in integral multiples of $1,000 and £1,000, respectively, in exchange for cash; provided, however, that any remaining portion of (i) Dollar Securities shall be in minimum denominations of $75,000 and integral multiples of $1,000 above such amount and (ii) Sterling Securities shall be in minimum denominations of £50,000 and integral multiples of £1,000 above such amount; and

(9) that to the extent Holders properly tender Securities and holders of Pari Passu Debt properly tender such Indebtedness in an amount exceeding the Net Proceeds Offer Amount, the tendered Securities and Pari Passu Debt will be purchased on a pro rata basis based on aggregate amounts of Securities and Pari Passu Debt tendered.

(h) On the Net Proceeds Offer Payment Date, the Issuer shall, to the extent lawful: (1) accept for payment all Securities or portions thereof properly tendered pursuant to the Net Proceeds Offer; (2) deposit with the Paying Agent U.S. Legal Tender and/or U.K. Legal Tender sufficient to pay the Net Proceeds Offer Amount in respect of all Securities or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being repurchased by the Issuer.

(i) Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Dollar Securities and Sterling Securities in whole or in part in integral multiples of $1,000 and £1,000, respectively, in exchange for cash; provided, however, that any remaining portion of (i) Dollar Securities shall be in minimum denominations of $75,000 and integral multiples of $1,000 above such amount and (ii) Sterling Securities shall be in minimum denominations of £50,000 and integral multiples of £1,000 above such amount. To the extent Holders properly tender Securities and holders of Pari Passu Debt properly tender such Indebtedness in an amount exceeding the Net Proceeds Offer Amount, the tendered Securities and Pari Passu Debt will be purchased on a pro rata basis based on aggregate amounts of Securities and Pari Passu Debt tendered. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

(j) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, if such transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this Section 4.13, and shall comply with the provisions of this Section 4.13 with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.13.

(k) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue of such conflict.

SECTION 4.14. Transactions with Affiliates.

(a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than:

(1) Affiliate Transactions permitted under paragraph (b) below; and

(2) Affiliate Transactions on terms that are not materially less favorable than those that would have been obtained in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions that are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of £5.0 million shall be approved by a majority of the disinterested members of the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, and such approval shall be evidenced by a Board Resolution stating that such disinterested members of the Board of Directors have determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than £20.0 million or as to which there are no disinterested members of the Board of Directors of the Company, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

(b) The restrictions set forth in clause (a) shall not apply to:

(1) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Company’s Board of Directors or senior management;

(2) transactions exclusively between or among the Company and/or any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by this Indenture;

(3) any Intercompany Agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(4) any Permitted Investment and any Restricted Payment permitted to be made pursuant to Section 4.11 and any transaction specifically excluded from the definition of the term “Restricted Payment”;

(5) loans (and the cancellation of loans) or advances, or guarantees of third party loans, to employees, officers or directors of the Company or any of its Restricted Subsidiaries in the ordinary course of business and approved by the Board of Directors;

(6) Indebtedness and any other obligations pursuant to an agreement existing on the Issue Date (after giving effect to the Restructuring), including any amendment or other modification thereto (so long as such amendment or other modification is not disadvantageous to the Holders in any material respect);

(7) any transaction with, or for the benefit of any Person (other than the Company or a Restricted Subsidiary of the Company); provided, however, that such Person is an Affiliate of the Company or a Restricted Subsidiary solely as a result of the ownership, directly or indirectly, by the Company or a Restricted Subsidiary of the Company of Capital Stock in such Person;

(8) the issuance or sale of any Capital Stock (other than Disqualified Capital Stock) of the Company; or

(9) the issuance of any Subordinated Shareholder Funding.

SECTION 4.15. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective, any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on or in respect of its Capital Stock;

(b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

(c) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reasons of:

(1) any agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that the encumbrances and restrictions contained in any such amendments, restatements, renewals, replacements or refinancings are not, taken as a whole, materially more restrictive than the encumbrances or restrictions contained in such agreements on the Issue Date;

(2) this Indenture, the Securities and the Guarantees;

(3) any applicable law, rule, regulation or order;

(4) customary non-assignment provisions of, or any restrictions on each or other deposits or net worth imposed by, any contract, license or lease of any Restricted Subsidiary;

(5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(6) Purchase Money Indebtedness and Capitalized Lease Obligations permitted to be incurred pursuant to clause (10) of Section 4.10(b) that impose limitations of the nature described in this clause (c);

(7) customary restrictions on the transfer of any property or assets arising under a security agreement governing a Lien permitted under this Indenture;

(8) any agreement governing Refinancing Indebtedness; provided, however, that the encumbrances or restrictions contained in any such Refinancing Indebtedness are not, taken as a whole, materially more restrictive than the provisions relating to such encumbrances or restrictions contained in the Indebtedness being refinanced;

(9) any agreement governing the sale or disposition of all or substantially all of the Capital Stock or assets of any Restricted Subsidiary which restricts dividends and distributions pending such sale or disposition; and

(10) customary encumbrances or restrictions created under any agreements with respect to Indebtedness of a Guarantor permitted to be incurred subsequent to the Issue Date pursuant to Section 4.10.

SECTION 4.16. Issuance of Subsidiary Guarantees.

If the Company forms or acquires any Restricted Subsidiary, or if any Restricted Subsidiary guarantees any Indebtedness of the Company or the Guarantors (other than Indebtedness owing to the Company or a Restricted Subsidiary), then the Company shall cause such Restricted Subsidiary to:

(1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Securities and this Indenture on the terms set forth in this Indenture; and

(2) deliver to the Trustee an opinion of counsel (which may contain customary exceptions) that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture until such Guarantee is released in accordance with Section 10.04. The Company may cause any other Restricted Subsidiary of the Company to issue a Guarantee and become a Guarantor.

SECTION 4.17. Reports to Holders.

(a) So long as any Securities are outstanding, the Company shall furnish to the Holders:

(1) within 120 days after the end of each fiscal year, the Company’s fiscal year information substantially equivalent to that which would be required to be included in an Annual Report of a Foreign Private Issuer on Form 20-F (as in effect on that Issue Date) by a foreign private issuer subject to the Exchange Act, including all annual financial information that would be required by Form 20-F if the Company were required to prepare and file such form, including an “Operating and Financial Review and Prospects” section, a presentation of EBITDA and, in relation to the annual financial statements therein only, which will be prepared on the basis of GAAP as in effect on the date of such report or financial statements (or otherwise on the basis of GAAP), a report on the financial statements included in such report by the Company’s independent auditors;

(2) within 75 days after the end of each of the first three fiscal quarters in each fiscal year, unaudited consolidated income statements, balance sheets and cash flow statements of the Company for such interim period and a summary financial review of such period (including a comparison against the prior year’s comparable period), including a discussion of (A) the financial condition and results of operations of the Company on a consolidated basis and material changes between the results of operations of the Company for the period under review (as compared to the same period in the prior year), (B) material developments in the business of the Company and its Restricted Subsidiaries during the period under review and (C) material developments and trends in the industry in which the Company competes; and

(3) in each case, to be provided promptly following the event giving rise to the requirement to provide any such information, the following information that would be required to be filed with the Commission in Current Reports on Form 8-K (as in effect on the Issue Date) if the Company were required to file such reports: all the information set forth in Items (1), (2), (3), (4) and (7) of Form 8-K;

provided, however, that the reports set forth in clauses (1), (2) and (3) above shall not be required to (a) contain any certification required by any such form or the U.S. Sarbanes-Oxley Act of 2002, (b) include any exhibit, (c) include separate financial statements for any Subsidiary or Affiliate of the Company or any acquired business, (d) comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K promulgated under the Securities Act, (e) contain any segment data other than as contained in the Offering Memorandum or (f) contain reconciliations to U.S. GAAP.

(b) If, at any time after consummation of the exchange offer contemplated by the Registration Rights Agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless (i) furnish the reports specified in Section 4.17(a) to the Trustee and (ii) post such reports referred to in Section 4.17(a) on its website within the time periods that would apply if the Company were required to file those reports with the Commission.

(c) The Company shall provide the Trustee and Holders, within 10 days after it files with, or furnishes to, the Commission, copies of any other information, documents and reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or is required to furnish to the Commission pursuant to this Indenture.

(d) Following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all information and reports specified in Sections 4.17(a) and 4.17(c) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

SECTION 4.18. Limitation on Layering.

The Company shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of the Guarantors, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Securities or the Guarantees to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantors, as the case may be; provided that the foregoing limitation will not apply to distinctions between categories of senior Indebtedness that exist by reason of any liens or guarantees arising or created in respect of some but not all of such senior Indebtedness.

SECTION 4.19. Business Activities.

(a) The Company shall not, and shall not permit any Restricted Subsidiaries to, engage in any businesses which are not the same, similar or reasonably related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

(b) The Issuer shall not engage in any business activities or have any properties or liabilities other than the Indebtedness owed to it by the Company in respect of proceeds from the issuance of Securities loaned to the Company.

SECTION 4.20. Investment Company Act.

Neither the Issuer nor any Guarantor shall take, nor omit to take, any action that would require the Issuer or any Guarantor to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940.

SECTION 4.21. Additional Amounts.

(a) All payments made by the Issuer or the Guarantors under or with respect to a Security shall be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter “Taxes”) imposed or levied by or on behalf of the government of the United States, the United Kingdom or any other jurisdiction in which the Issuer or the Guarantors are organized or resident for tax purposes, or within or through which payment is made, or any political subdivision or taxing authority or agency thereof or therein (any of the aforementioned being a “Taxing Jurisdiction”), unless the Issuer or the Guarantors is or are required to withhold or deduct any such Taxes by law or by the interpretation or administration thereof.

(b) If the Issuer or the Guarantors are so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to a Security or the Guarantees, the Issuer or the Guarantors, as applicable, shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holder of such Security (including Additional Amounts) after such withholding or deduction of such Taxes will not be less than the amount such Holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that notwithstanding the foregoing, Additional Amounts shall not be paid with respect to:

(1) any Taxes that would not have been so imposed, deducted or withheld but for the existence of any present or former connection between the Holder or beneficial owner of a Security (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner of such Security, if the Holder or beneficial owner is an estate, nominee, trust, partnership or corporation) and the relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding of the execution, delivery, registration or enforcement of such Security);

(2) subject to Section 4.21(f), any estate, inheritance, gift, sales, excise, transfer or personal property tax or similar tax, assessment or governmental charge;

(3) any Taxes that would not have been so imposed, deducted or withheld if the Holder or beneficial owner of the Security or beneficial owner of any payment on such Security had (i) made a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) complied with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder or beneficial owner of such Security or any payment on such note (provided that (x) such declaration of non-residence or other claim or filing for exemption or such compliance is required by the applicable law of the Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption or such compliance is required under the applicable law of the Taxing Jurisdiction, the relevant Holder at that time has been notified by the Company, the Guarantors or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption or such compliance is required to be made);

(4) a withholding or deduction imposed on a payment to an individual which is required to be made pursuant to the EU Directive on the taxation of savings income which was adopted by the ECOFIN Council on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;

(5) any Taxes that would not have been so imposed, deducted or withheld if the beneficiary of the payment had presented the Security for payment within 30 days after the date on which such payment or such Security became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Security been presented on the last day of such 30-day period);

(6) any payment under or with respect to a Security to any Holder that is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment or Security, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Security would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Security;

(7) a Security presented for payment by or on behalf of a Holder who or that would have reasonably been able to avoid such withholding or deduction by presenting the relevant Security to another paying agent maintained by the Issuer in a Member State of the European Union; or

(8) any combination of items (1) through (7) above.

The foregoing provisions shall survive any termination or discharge of this Indenture and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor Person to the Issuer or the Guarantors.

(c) The Issuer or the Guarantors shall make any applicable withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuer or the Guarantors shall furnish to the Trustee, within 30 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts or, if such tax receipts are not reasonably available to the Issuer or the Guarantors, such other documentation that provides reasonable evidence of such payment by the Issuer or the Guarantors. Copies of such receipts or other documentation shall be made available to the Holders or the Paying Agents, as applicable, upon request.

(d) At least 30 days prior to each date on which any payment under or with respect to any Securities is due and payable, unless such obligation to pay Additional Amounts arises after the 30th day prior to such date, in which case it shall be promptly paid thereafter, if the Issuer or the Guarantors shall be obligated to pay Additional Amounts with respect to such payment, the Issuer or the Guarantors shall deliver to the Trustee and the Paying Agent an Officers’ Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and shall set forth such other information necessary to enable such Trustee and Paying Agent to pay such Additional Amounts to Holders of such Securities on the payment date. Each Officers’ Certificate shall be relied upon until receipt of a further Officers’ Certificate addressing such matters.

(e) Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest, or of any other amount payable under or with respect to any Security, such mention shall be deemed to include or mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f) The Issuer and the Guarantors shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, this Indenture or any other document or instrument in relation thereto or hereto, excluding all such taxes, charges or similar levies imposed by any jurisdiction outside any jurisdiction in which a Paying Agent is located, and the Issuer and the Guarantors hereby indemnify the Holders of the Securities for any such non-excluded taxes paid by such Holders.

SECTION 4.22. Limitation of Designation of Unrestricted Subsidiaries.

(a) After the Issue Date, the Company may designate any Subsidiary of the Company (other than the Issuer or a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(2) the Company would be permitted under this Indenture to make a Restricted Payment pursuant to the first paragraph of Section 4.11 at the time of Designation (assuming the effectiveness of such Designation) in an amount equal to the Fair Market Value of the Company’s and the Restricted Subsidiaries’ Investment in such Subsidiary on such date (the “Designation Amount”); and

(3) the Company would be permitted to incur £1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.10(a) at the time of Designation (assuming the effectiveness of such Designation).

In the event of any such Designation, the Issuer shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.11 for all purposes of the Indenture in the Designated Amount.

(b) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, at any time:

(x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

(y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

(z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice or lapse of time, or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y) above, to the extent permitted under Section 4.11.

(c) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (“Revocation”), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

(1) no Default or Event of Default shall have occurred and be continuing at the time and after giving effect to such Revocation;

(2) immediately after giving effect to such Revocation, the Company would be permitted to incur £1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.10(a); and

(3) all Liens and Indebtedness of such Unrestricted Subsidiaries outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

(d) All Designations and Revocations shall be evidenced by an Officers’ Certificate of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.23. Excess Cash Flow Offer.

(a) Commencing with the period beginning on the Issue Date and ending December 31, 2005, and for each 12-month period ended December 31 thereafter until the Maturity Date (each such December 31 on which Excess Cash exists, an “Excess Cash Flow Offer Trigger Date”), the Issuer shall make an offer (an “Excess Cash Flow Offer”) to all

Holders to purchase the maximum principal amount of Securities that may be purchased using the Excess Cash for such period at a purchase price equal to 100% of the principal amount of the Securities to be purchased plus accrued and unpaid interest, if any, thereon to the date of purchase (the “Excess Cash Flow Offer Amount”).

(b) Each Excess Cash Flow Offer shall be mailed to the record Holders as shown on the register of Holders within 120 days following the end of the applicable period, with a copy to the Trustee. The notice, which shall govern the terms of the Net Proceeds Offer, shall state

(1) that the Excess Cash Flow Offer is being made pursuant to this Section 4.23;

(2) the Excess Cash Flow Offer Amount and the date on which payment in respect of the Excess Cash Flow Offer will be made by the Issuer (the “Excess Cash Flow Offer Payment Date”), which shall be not less than 30 and not more than 150 days after such Excess Cash Flow Offer Trigger Date;

(3) that any Securities not tendered or accepted for payment shall continue to accrete or accrue interest;

(4) that, unless the Issuer defaults in making such payment, any Securities accepted for payment pursuant to the Excess Cash Flow Offer shall cease to accrete or accrue interest after the Excess Cash Flow Offer Payment Date;

(5) that Holders electing to have a Security purchased pursuant to the Excess Cash Flow Offer may only elect to have all of such Security purchased and may not elect to have only a portion of such Security purchased;

(6) that Holders electing to have a Security purchased pursuant to such Excess Cash Flow Offer shall be required to surrender the Security, with the form entitled “Option of Holder To Elect Purchase” on the reverse of the Securities completed, or transfer such Security by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or the Paying Agent at the address specified in the notice at least three Business Days before the Excess Cash Flow Offer Payment Date;

(7) that Holders shall be entitled to withdraw their election if the Issuer, the depositary or the Paying Agent, as the case may be, receives, not later than the Excess Cash Flow Payment Date, a notice setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(8) that Holders may elect to tender their Dollar Securities and Sterling Securities in whole or in part in integral multiples of $1,000 and £1,000, respectively, in exchange for cash; provided, however, that any remaining portion of (i) Dollar Securities shall be in minimum denominations of $75,000 and integral multiples of $1,000 above such amount and (ii) Sterling Securities shall be in minimum denominations of £50,000 and integral multiples of £1,000 above such amount; and

(9) that to the extent Holders properly tender Securities and holders of Pari Passu Debt properly tender such Indebtedness in an amount exceeding the Net Proceeds Offer Amount, the tendered Securities and Pari Passu Debt will be purchased on a pro rata basis based on aggregate amounts of Securities and Pari Passu Debt tendered.

(c) On the Excess Cash Flow Offer Payment Date, the Issuer shall, to the extent lawful, (1) accept for payment all Securities or portions thereof properly tendered pursuant to the Excess Cash Flow Offer; (2) deposit with the Paying Agent U.S. Legal Tender and/or U.K. Legal Tender sufficient to pay the Excess Cash Flow Offer Amount in respect of all Securities or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being repurchased by the Issuer.

(d) Upon receiving notice of the Excess Cash Flow Offer, Holders may elect to tender their Dollar Securities and Pound Securities in whole or in part in integral multiples of $1,000 and £1,000, respectively, in exchange for cash; provided, however, that any remaining portion of (i) Dollar Securities shall be in minimum denominations of $75,000 and integral multiples of $1,000 above such amount and (ii) Pound Securities shall be in minimum denominations of £50,000 and integral multiples of £1,000 above such amount. To the extent Holders properly tender Securities in an amount exceeding the Excess Cash Flow Offer Amount, the tendered Securities will be purchased on a pro rata basis based on aggregate amounts of Securities tendered. An Excess Cash Flow Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. For purposes of calculating the principal amount of any Indebtedness not denominated in U.S. Dollars, such Indebtedness shall be calculated by converting such principal amounts into their Dollar Equivalent determined as of a date selected by the Issuer that is within the period of the Excess Cash Flow Offer.

(c) If and for so long as the Securities are listed on the Irish Stock Exchange and the rules or the exchange so require, the Issuer shall publish notices relating to the Excess Cash Flow Offer in a leading newspaper of general circulation in Ireland.

(d) The Issuer may use any Excess Cash that remains after consummation of an Excess Cash Flow Offer (“Eligible Excess Cash”) for any purpose not otherwise prohibited herein.

(e) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.23, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.23 by virtue of such conflict.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01. Merger, Consolidation or Sale of Assets.

(a) The Company shall not, and shall not permit the Issuer to, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or Transfer or otherwise dispose of (or cause or permit any Restricted Subsidiary to Transfer or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to any Person unless:

(1) either:

(A) the Company or the Issuer, as applicable, shall be the surviving or continuing corporation; or

(B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person to which such Transfer or other disposition has been made (the “Surviving Entity”):

(x) shall be a corporation organized and validly existing under the laws of any Member State of the European Union as of December 31, 2003, Switzerland or the United States or any State thereof or the District of Columbia; and

(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all obligations of the Company or such Restricted Subsidiary under the Securities, the Guarantees, this Indenture and the Registration Rights Agreement on the part of the Company or the Issuer, as applicable, to be performed or observed;

(2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least £1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.10(a);

(3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

(4) the Issuer or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, Transfer or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

(b) For purposes of Section 5.01(a), the Transfer of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(c) Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company or the Issuer (other than a lease) in accordance with Section 5.01(a) in which the Company or the Guarantor, as applicable, is not the continuing corporation, the successor Person formed by such consolidation or into which the Company or the Guarantor, as applicable, is merged or to which such Transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Issuer under this Indenture, the Securities and the Guarantee, as applicable, with the same effect as if such surviving entity had been named as such and the predecessor Person shall be released from its obligations under this Indenture and the Securities, including the obligation to pay principal of and interest on the Securities.

(d) Guarantors that are Restricted Subsidiaries shall not, and the Company shall not cause or permit such Guarantors to, consolidate with or merge with or into any Person other than the Company unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantors) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2) such entity assumes by supplemental indenture all of the obligations of the Guarantors under this Indenture, the Guarantees and the Registration Rights Agreement;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of Section 5.01(a); and

(5) the Issuer shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

Each of the following is an “Event of Default”:

(1) the Issuer fails to pay interest on any Securities when the same becomes due and payable and such default continues for a period of 30 days;

(2) the Issuer fails to pay the principal on any Securities when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

(3) the Company or the Issuer defaults in the observance or performance of any other covenant or agreement contained herein and such default continues for a period of 30 days after the Company receives written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness exists on or is created after the Issue Date, if such default (A) is caused by a failure to pay the principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a “payment default”) or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates £10.0 million;

(5) the Company, the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors,

(E) takes any comparable action under any laws of jurisdictions outside the United States relating to insolvency,

(F) generally is not able to pay its debts as they become due, or

(G) takes any corporate action to authorize or effect any of the foregoing;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company, the Issuer or any Restricted Subsidiary in an involuntary case,

(B) appoints a Custodian of the Company, the Issuer or any Restricted Subsidiary or for all or substantially all of the property of the Company, the Issuer or any Restricted Subsidiary, or

(C) orders the liquidation of the Company, the Issuer or any Restricted Subsidiary,

and the order or decree remains unstayed and in effect for 60 days;

(7) one or more judgments in an aggregate amount in excess of £10.0 million not covered by adequate insurance shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable; or

(8) a Guarantee of the Company ceases to be in full force and effect or the Guarantee is declared to be null and void and unenforceable or the Guarantee is found to be invalid or a Guarantor denies its liability under its Guarantee (other than by reason of release of the Guarantor in accordance with the terms of this Indenture).

SECTION 6.02. Acceleration.

If an Event of Default specified in Section 6.01(5) or Section 6.01(6) above occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

If any other Event of Default shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities under this Indenture may declare the principal of, premium, if any, and accrued interest on all the Securities to be due and payable by notice in writing to the Company and, if given by Holders, to the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

At any time after a declaration of acceleration with respect to the Securities as described in the two preceding paragraphs, the Holders of a majority in principal amount of the then outstanding Securities may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(5) or Section 6.01(6), if the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

(a) If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

(c) In the event of any Event of Default specified in clause (4) of Section 6.01, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuer delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Securities as described above be annulled, waived or rescinded upon the happening of any such events.

(d) Holders may not enforce this Indenture or the Securities except as provided in this Indenture and under the TIA. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to it. Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Securities issued under this Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

SECTION 6.04. Waiver of Defaults.

Provided the Securities are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in aggregate principal amount of Securities at the time outstanding may on behalf of the Holders of all the Securities waive any Default with respect to such Securities and its consequences by providing written notice thereof to the Issuer and the Trustee, except a Default (1) in the payment of interest on or the principal of any Security or (2) in respect of a covenant or provision hereof which under Article Nine of this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected. In the case of any such waiver, such Default shall cease to exist, any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto; provided, however, that if any amendment, waiver or other modification will only affect the Dollar Securities or the Sterling Securities, only the consent of the Holders of at least a majority in principal amount of the then outstanding Dollar Securities or Sterling Securities (and not the consent of at least a majority of all Securities), as the case may be, shall be required.

SECTION 6.05. Control by Majority.

The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it against any loss or expense caused by taking such action or following such direction.

SECTION 6.06. Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer and provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and the provision of indemnity; and

(5) during such 60-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. Collection Suit by Trustee.

If an Event of Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the

Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee and each Agent any amount due to it for the compensation, expenses, disbursements and advances of the Trustee or such Agent, its agent and counsel, and any other amounts due the Trustee or such Agent under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any officer committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10. Priorities.

Subject to the provisions of Article Ten, if the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

FIRST: to the Trustee and the Agents for amounts due under Section 7.07;

SECOND: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

THIRD: to Holders for principal amounts and Additional Amounts, if any, due and unpaid on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

FOURTH: to the Issuer or, if applicable, the Guarantors, as their respective interests may appear.

The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default known to the Trustee:

(1) The Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers’ Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of Section 7.01(b).

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) No provision of this Indenture or any of the Security Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders unless the Trustee receives security or indemnity satisfactory to it in its sole discretion.

(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02. Rights of Trustee.

Subject to Section 7.01:

(a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel with respect to legal matters relating to or affecting this Indenture, the Securities or any Security Document shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer.

(h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(k) The Trustee shall have no duty to inquire as to the performance of the Issuer and the Guarantors with respect to the covenants contained in Article Four hereof. Delivery of reports, information and documents to the Trustee under Section 4.17 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s and Guarantors’ compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(l) No provision of this Indenture or any Security Document shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.

(m) The Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture or any Security Document by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(n) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified and all other rights provided in Section 7.01, this Section 7.02 and Section 7.06, are extended to, and shall be enforceable by, (i) the Trustee in each of its capacities hereunder and (ii) each Agent, custodian and other Person employed to act hereunder.

(o) In no event shall the Trustee be liable under or in connection with this Indenture or any Security Document for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or any Security Document, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture, any Security Document or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05. Notice of Default.

If a Default occurs and is continuing and the Trustee receives actual notice of such Default, the Trustee shall mail to each Holder notice of the uncured Default within 60 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Security, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Net Proceeds Offer Payment Date pursuant to an Net Proceeds Offer, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06. Reports by Trustee to Holders.

Within 60 days after each June 1, beginning with June 1, 2005, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

The Company shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA § 313(d).

SECTION 7.07. Compensation and Indemnity.

The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Guarantors, jointly and severally, shall reimburse the Trustee upon request for all disbursements, expenses and advances (including fees and expenses of counsel) reasonably incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence, bad faith or willful misconduct. Such expenses shall include the fees and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify each of the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the costs and expenses of enforcing this Indenture or a Guarantee against the Issuer or a Guarantor (including this Section 7.07) and the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder (whether asserted by the Issuer, any Guarantor, any Holder or any other Person). The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity, but the failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Issuer and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuer need not pay for any settlement made without its written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee.

When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(5) or (6) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law.

Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07, including the Lien referred to above, shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08. Replacement of Trustee.

The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA § 310(a)(2). The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. The provisions of TIA § 310 shall apply to the Issuer and any other obligor of the Securities.

SECTION 7.11. Preferential Collection of Claims Against the Issuer.

The Trustee, in its capacity as Trustee hereunder, shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of the Issuer’s Obligations.

This Indenture will be discharged and will cease to be of further effect as to all outstanding Securities, except for those obligations referred to in the penultimate paragraph of this Section 8.01, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid and Securities for whose payment U.S. Legal Tender or U.K. Legal Tender, as applicable, in such amount as is, in the opinion of a nationally recognized firm of independent public accountants, sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption, as the case may be, has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, as provided in Section 8.05 or discharged from trust) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder, or if:

(a) either (i) pursuant to Article Three, the Issuer shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities in accordance with the provisions hereof or (ii) all Securities have otherwise become or will become due and payable by reason of the mailing of a notice of redemption or otherwise within one (1) year hereunder;

(b) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of that purpose, U.S. Legal Tender or U.K. Legal Tender, as applicable, in such amount as is, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender or U.K. Legal Tender, as applicable, to the payment of said principal, premium, if any, and interest with respect to the Securities;

(c) no Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default resulting from borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which it is bound;

(d) the Issuer and the Guarantors shall have paid all other sums payable hereunder; and

(e) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Issuer’s obligations under the Securities and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under any material agreement or instrument then known to such counsel that binds or affects the Issuer.

Subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer’s obligations in Sections 2.06, 2.07, 2.08, 2.09, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Securities are no longer outstanding, the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request and at the expense of the Issuer shall acknowledge in writing the discharge of the Issuer’s obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 8.02. Legal Defeasance and Covenant Defeasance.

(a) The Issuer may, at its option and at any time, elect to have either paragraph (b) or (c) below applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.03.

(b) Upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 hereof and the other Sections of this Indenture (with respect to such Securities) referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (with respect to such Securities) and the Guarantors shall be deemed to have satisfied all of their obligations under the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of outstanding Securities issued hereunder to receive payments in respect of the principal of, premium, if any, and interest, on such Securities when such payments are due from the trust referred to below;

(ii) the Issuer’s obligations with respect to the Securities issued hereunder concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment;

(iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(iv) this Article Eight.

Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c) hereof.

(c) Upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from their obligations under the covenants contained in Sections 4.03 (with respect to Restricted Subsidiaries only), 4.04, 4.05, 4.06, 4.07 and 4.09 through 4.22 and clauses (2) and (3) of Section 5.01(a) hereof with respect to the outstanding Securities on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Issuer may omit or fail to comply with and shall have no liability in respect of any term, obligation, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, clauses (3), (4), (5), (6) and (7) of Section 6.01 hereof shall not constitute Events of Default.

SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Securities:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the applicable Securities issued hereunder, cash in U.S. Legal Tender or U.K. Legal Tender, as applicable, non-callable U.S. Government Securities or U.K. Government Securities, as applicable, or a combination of cash in U.S. Legal Tender or U.K. Legal Tender, as applicable, and non-callable U.S. Government Securities or U.K. Government Securities, as applicable, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities issued hereunder on the stated date of payment or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Securities are being defeased to maturity or to a particular redemption date;

(2) in the case of an election under Section 8.02(b) hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the respective outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.02(c) hereof, the Issuer has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the respective outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default of the type described in Section 6.01(5) or Section 6.01(6) are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under this Indenture or any other any material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or the Company or others;

(7) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally in the United States or the United Kingdom, as the case may be.

SECTION 8.04. Application of Trust Money.

The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.K. Legal Tender, as applicable, deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender or U.K. Legal Tender, as applicable, in accordance with this Indenture to the payment of principal of and interest on the Securities. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.K. Legal Tender, as applicable, except as it may agree with the Issuer.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.K. Legal Tender as applicable, and U.S. Government Securities or U.K. Government Securities, as applicable, deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s request any U.S. Legal Tender or U.K. Legal Tender, as applicable, and U.S. Government Securities or U.K. Government Securities, as applicable, held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05. Repayment to the Issuer.

Subject to this Article Eight, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request any excess U.S. Legal Tender or U.K. Legal Tender, as applicable, and U.S. Government Securities or U.K. Government Securities, as applicable, held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least

30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06. Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.K. Legal Tender, as applicable, and U.S. Government Securities or U.K. Government Securities, as applicable, in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.K. Legal Tender, as applicable, and U.S. Government Securities or U.K. Government Securities, as applicable, in accordance with this Article Eight; provided that if the Issuer has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.K. Legal Tender, as applicable, or U.S. Government Securities or U.K. Government Securities, as applicable, held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

The Issuer and the Trustee, together, may modify, amend or supplement this Indenture, the Securities or the Guarantees without notice to or consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect;

(2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3) to provide for the assumption of the Issuer’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any Holder, including, without limitation, to add covenants of the Issuer or the Company for the benefit of the Holders;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to evidence and provide for the acceptance of the appointment of a successor Trustee hereunder;

(7) to add any additional Event of Default;

(8) to add a Guarantee of the Securities; or

(9) to add Collateral;

provided that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02. With Consent of Holders.

(a) Except as provided in Section 9.02(b), and subject to Section 6.07, the Issuer, the Guarantors and the Trustee, together, with the written consent of the Holder or Holders of a majority in aggregate principal amount of the then outstanding Securities, may amend or supplement this Indenture, the Securities or the Guarantees without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of then outstanding Securities may waive compliance with any provision of this Indenture or the Securities without notice to any other Holders; provided, however, that if any amendment, waiver or other modification will only affect the Dollar Securities or the Sterling Securities, only the consent of the Holders of at least a majority in principal amount of the then outstanding Dollar Securities or Sterling Securities (and not the consent of at least a majority of all Securities), as the case may be, shall be required.

(b) Notwithstanding Section 9.02(a), without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not (with respect to any Securities held by a non-consenting Holder):

(1) reduce the amount of Securities whose Holders must consent to an amendment;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Securities;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any Securities, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

(4) make any Securities payable in money other than that stated in the Securities other than to the extent the United Kingdom adopts the euro;

(5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, Additional Amounts, if any, and interest on any Securities on or after the stated due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the then outstanding Securities to waive Defaults or Events of Default;

(6) amend, change or modify in any material respect the obligation of the Company to make and consummate (i) a Change of Control Offer after the occurrence of a Change of Control, (ii) a Net Proceeds Offer with respect to any Asset Sale that has been consummated or (iii) an Excess Cash Flow Offer when obligated to do so, or, after such Change of Control has occurred, such Asset Sale has been consummated or such obligation has arisen, modify any of the provisions or definitions with respect thereto;

(7) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Securities or any Guarantee in a manner which adversely affects the Holders;

(8) release the Company from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

(9) release all or substantially all of the Collateral from the Lien of this Indenture and the Security Documents otherwise than in accordance with the terms of this Indenture and the Security Documents.

(c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03. Compliance with TIA.

From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture, the Securities or the Guarantees shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

(a) Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuer shall inform the Trustee in writing of the fixed record date if applicable.

(c) After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (8) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05. Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee. The Issuer shall provide the Trustee with an appropriate notation on the Security about the changed terms and cause the Trustee to return it to the Holder at the Issuer’s expense. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee To Sign Amendments, Etc.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuer enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Issuer.

ARTICLE TEN

GUARANTEES

SECTION 10.01. Unconditional Guarantee.

Subject to the provisions of this Article Ten, each of the Guarantors hereby, jointly and severally, fully, unconditionally and irrevocably guarantees, on a senior basis to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Issuer or any other Guarantors to the Holders or the Trustee hereunder or thereunder: (a) (x) the due and punctual payment of the principal of, premium and Additional Amounts, if any, and interest on the Securities when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and (z) the due and punctual payment and performance of all other obligations of the Issuer and all other obligations of the other Guarantors, including under the Guarantees and the Security Documents, in each case, to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof), all in accordance with the terms hereof and thereof (collectively, the “Guarantee Obligations”); and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the due and punctual payment and performance of Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders under this Indenture or under the Securities, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under the Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors thereunder in the same manner and to the same extent as the obligations of the Issuer.

Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and the Guarantee. The Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantee.

SECTION 10.02. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the

Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and this Article Ten shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 10.03. Execution and Delivery of Guarantee for Future Guarantors.

To further evidence its Guarantee set forth in Section 10.01, each Subsidiary and other Person that is required to become a Guarantor hereby agrees to execute a supplement to this Indenture or a Guarantee, substantially in the form of Exhibit G hereto, and deliver it to the Trustee. Such Guarantee or supplement to this Indenture shall be executed on behalf of each Guarantor by either manual or facsimile signature of one Officer or other person duly authorized by all necessary corporate action of each Guarantor who shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

Each of the Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Neither the Issuer nor the Guarantor shall be required to make a notation on the Securities to reflect any Guarantee or any release, termination or discharge thereof.

If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Security shall nevertheless be valid.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 10.04. Release of a Guarantor.

The Guarantee of a Guarantor will be released and discharged upon:

(1) any Transfer (including, without limitation, by way of consolidation or merger) by the Company or any Restricted Subsidiary to any Person that is not a Restricted Subsidiary of the Company of all of the Equity Interests of such Guarantor, which sale, exchange or transfer is made in accordance with the provisions of this Indenture;

(2) any Transfer directly or indirectly (including, without limitation, by way of consolidation or merger) by the Company or any Restricted Subsidiary to any Person that is not a Restricted Subsidiary of the Company of Equity Interests of such Guarantor or any issuance by such Guarantor of its Equity Interests, which Transfer or issuance is made in accordance with the provisions of this Indenture, such that such Guarantor ceases to be a Subsidiary of the Company; provided that such Guarantor is also released from all of its obligations in respect of Indebtedness of the Company and each other Guarantor; or

(3) the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture; provided that such Guarantor is also released from all of its obligations in respect of all obligations of such Guarantor in respect of Indebtedness of the Company and each other Guarantor.

No such release or discharge of a Guarantee of a Guarantor shall be effective against the Trustee or the Holders of Securities to which such Guarantee relates until the Company shall have delivered to the Trustee an Officers’ Certificate stating that all conditions of this Section 10.04 have been complied with and that such release and discharge is authorized and permitted under this Indenture; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers’ Certificates of the Issuer. At the request and expense of the Company, the Trustee shall execute and deliver an instrument evidencing such release.

Except as set forth in Articles Four and Five and this Section 10.04, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

SECTION 10.05. Subrogation.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all such Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for purposes of this Section 10.05.

SECTION 10.06. Immediate Payment.

Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Guarantee Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

SECTION 10.07. No Setoff.

Each payment to be made by a Guarantor hereunder in respect of the Guarantee Obligations shall be payable in the currency or currencies in which such Guarantee Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 10.08. Guarantee Obligations Absolute.

The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor, and not merely as surety, in respect thereof.

SECTION 10.09. Guarantee Obligations Continuing.

The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

SECTION 10.10. Guarantee Obligations Not Reduced.

The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Securities or this Indenture.

SECTION 10.11. Guarantee Obligations Reinstated.

The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuer or any other Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or such Guarantor, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 10.12. Guarantee Obligations Not Affected.

The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

(a) any limitation of status or power, disability, incapacity or other circumstance relating to the Issuer or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Issuer or any other Person;

(b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Issuer or any other Person under this Indenture, the Securities or any other document or instrument;

(c) any failure of the Issuer or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, the Securities or any Guarantee, or to give notice thereof to a Guarantor;

(d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Issuer or any other Person or their respective assets or the release or discharge of any such right or remedy;

(e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

(f) any change in the time, manner or place of payment of, or in any other term of, any of the Securities, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Securities or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Securities;

(g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company, the Issuer or any Guarantor;

(h) any merger or amalgamation of the Issuer or a Guarantor with any Person or Persons;

(i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guarantee Obligations or the obligations of a Guarantor under its Guarantee; and

(j) any other circumstance, including release of the Guarantor pursuant to Section 10.04 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Issuer under this Indenture or the Securities or of a Guarantor in respect of its Guarantee hereunder.

SECTION 10.13. Waiver.

Without in any way limiting the provisions of Section 10.01, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Issuer, protest, notice of dishonor or non-payment of any of the Guarantee Obligations, or other notice or formalities to the Issuer or any Guarantor of any kind whatsoever.

SECTION 10.14. No Obligation To Take Action Against the Issuer.

Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Issuer or any other Person or any property of the

Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

SECTION 10.15. Dealing with the Issuer and Others.

The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

(a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

(b) take or abstain from taking security or collateral from the Issuer or from perfecting security or collateral of the Issuer;

(c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuer or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

(d) accept compromises or arrangements from the Issuer;

(e) apply all monies at any time received from the Issuer or from any security upon such part of the Guarantee Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(f) otherwise deal with, or waive or modify their right to deal with, the Issuer and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 10.16. Default and Enforcement.

If any Guarantor fails to pay in accordance with Section 10.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Subsidiary Guarantee of any such Guarantor and such Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 10.17. Amendment, Etc.

No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

SECTION 10.18. Acknowledgment.

Each Guarantor, if any, hereby acknowledges communication of the terms of this Indenture and the Securities and consents to and approves of the same.

SECTION 10.19. Costs and Expenses.

Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

SECTION 10.20. No Merger or Waiver; Cumulative Remedies.

No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Securities and any other document or instrument between a Guarantor and/or the Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 10.21. Survival of Guarantee Obligations.

Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 10.01 shall survive the payment in full of the Guarantee Obligations and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Issuer or any Guarantor.

SECTION 10.22. Guarantee in Addition to Other Guarantee Obligations.

The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Securities and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 10.23. Severability.

Any provision of this Article Ten which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Ten.

SECTION 10.24. Successors and Assigns.

Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

ARTICLE ELEVEN

SECURITY DOCUMENTS

SECTION 11.01. Security Documents

In order to secure the due and punctual payment of the principal, premium, if any, Additional Amounts, if any, and interest on the Securities, when the same shall be due and payable, whether on an Interest Payment Date, at the Maturity Date, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Securities and performance of all other obligations of the Issuer and the Guarantors to the Holders or the Trustee under this Indenture, the Securities and the Guarantees, the Issuer and the Guarantors have, on the Issue Date simultaneously with the execution and delivery of this Indenture, entered into the Security Documents. Any Person which, after the Issue Date, becomes a Guarantor under this Indenture, shall, upon becoming a Guarantor under this Indenture, become a party to each applicable Security Document with respect to the assets or property of such Person, if any, that secure the Obligations of such Person. Each Holder, by accepting a Security, consents and agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the terms of the Security Documents and this Indenture, and authorizes and directs the Trustee to enter into, or instruct the Collateral Agent to enter into, the Security Documents on its behalf and on behalf of such Holder, to appoint the Collateral Agent to serve as collateral agent and representative of the Trustee and such Holder thereunder and in accordance therewith and for each of the Trustee and the Collateral Agent to perform its obligations and exercise its rights thereunder and in accordance therewith. In addition, each Holder further acknowledges and agrees that the Trustee is not required to, and shall not, take any action requested by a Holder under, in respect of or otherwise in connection with any Security Document, including, without limitation, instructing the Collateral Agent to enforce any of the Security Documents, unless the requisite Holders have properly instructed the Trustee in accordance with the terms of this Indenture, and the Trustee shall suffer no liability for not acting in the absence of any such instructions. The Issuer shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Collateral Agent the Liens on and security interests in the Collateral contemplated by this Indenture, the Security Documents or any part hereof or thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities and Guarantees secured thereby, according to the intent and purposes herein and therein expressed. The Issuer and each Guarantor shall take, upon the written request of the Collateral Agent or the Trustee (to the extent the Trustee is permitted to make such request under the Security Documents), any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Issuer and the Guarantors under this Indenture, the Securities and the Guarantees, a valid and enforceable perfected Lien on and security interest in all of the Collateral, in favor of the Collateral Agents for the benefit of the Secured Parties.

Any collateral held by a Collateral Agent (as defined in the applicable Security Documents) for the benefit of the Secured Parties shall constitute Collateral for purposes of this Indenture.

SECTION 11.02. Recordings and Opinions.

(a) The Issuer and each Guarantor shall take or cause to be taken all action necessary or required under the Security Documents or reasonably requested by the Collateral Agent or the Trustee to confer, maintain, perfect, preserve and protect the Liens on and security interests in the Collateral granted by the Security Documents, to the extent necessary or required thereby or so requested by the Collateral Agent or the Trustee, including, but not limited to, causing all financing statements, mortgages, the Security Documents (or a short form version thereof) and other instruments of further assurance, including, without limitation, continuation statements covering security interests in personal property, to be promptly recorded, registered and filed, and at all times to be kept recorded, and shall execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be necessary or required by law fully or so requested by the Collateral Agent or the Trustee to preserve and protect the rights of the Secured Parties under this Indenture and the Security Documents to all property comprising the Collateral. The Issuer and the Company shall from time to time promptly pay and discharge all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required hereto or pursuant to the

Security Documents. Notwithstanding the foregoing, the Trustee shall not have any duty or obligation to ascertain whether any such taxes are required to be paid at any time, and the determination referred to in the preceding sentence shall only be made by the Trustee upon receipt of written notice that such taxes are due and owing.

(b) The Issuer shall furnish or cause to be addressed and furnished to the Trustee:

(1) at the time of execution and delivery of this Indenture, Opinions of Counsel substantially in the form of the opinions of counsel delivered on the Issue Date to the Collateral Agent and/or the Initial Purchaser relating to any of the Collateral and/or the Security Documents; and

(2) at the time of delivery thereof after the Issue Date, Opinions of Counsel substantially in the form of any opinions of counsel delivered after the Issue Date to the Collateral Agent relating to any of the Collateral and/or the Security Documents.

(c) The Issuer and each Guarantor shall at all times comply with the provisions of TIA § 314(b) as then in effect.

SECTION 11.03. Possession, Use And Release Of Collateral.

(a) (i) Each Holder, by accepting a Security, consents and agrees to the provisions of the Security Documents governing the possession, use and release of Collateral. Without limiting the generality of the foregoing, each Holder, by accepting a Security, consents and agrees that Collateral may, and, as applicable, shall, be released or substituted only in accordance with the terms of this Indenture and the Security Documents.

(ii) Without limiting the provisions of Section 11.03(a), but subject to the provisions of the Intercreditor Agreement, the Security Arrangement Agreement and each other Security Document applicable to such Collateral:

(1) unless an Event of Default has occurred and is continuing, the Trustee shall release, or instruct the Collateral Agent to release, as applicable, the Liens and security interests created by this Indenture and the Security Documents on any portion of Collateral subject to an Asset Sale (Collateral so released, the “Released Interest”) upon compliance with the condition that the Issuer deliver to the Trustee the following:

(I) a notice from the Issuer requesting the release of the Released Interest:

(A) describing the proposed Released Interest;

(B) specifying the fair market value of such Released Interest on a date within 60 days of such notice (the “Valuation Date”);

(C) stating that the purchase price received is at least equal to the fair market value of the Released Interest;

(D) stating that the release of such Released Interest will not interfere with the Trustee’s ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral; and

(E) in the event that any assets other than cash or Cash Equivalents comprise a portion of the consideration received in such Asset Sale, specifically describing such assets;

(II) an Officers’ Certificate stating that:

(A) such Asset Sale (i) does not include the sale of assets other than the Released Interest and (ii) complies with the terms and conditions of this Indenture with respect to Asset Sales;

(B) all Net Cash Proceeds from the sale of the Released Interest will be applied pursuant to the provisions of Section 4.13;

(C) there is no Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale;

(D) the release of the Collateral will not result in a Default or an Event of Default;

(E) the sale of, or an agreement to sell, such Released Interest, is in connection with a bona fide sale to a Person that is not an Affiliate of the Issuer or, in the event that such sale is to a Person that is an Affiliate of the Issuer, is being made in accordance with Section 4.14; and

(F) all conditions precedent in this Indenture and the Security Documents relating to the release in question have been complied with;

(III) all documentation necessary or reasonably requested by the Trustee to grant to the Collateral Agent a security interest in and Lien on all assets (other than cash or Cash Equivalents) comprising a portion of the consideration received in such Asset Sale, if any; and

(IV) all documentation required by the TIA (including, without limitation, TIA § 314(d)) prior to the release of Collateral by the Trustee or the Collateral Agent;

(2) unless an Event of Default has occurred and is continuing, the Issuer or the applicable Guarantor will have the right to remain in possession and retain exclusive control of the Collateral (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the Paying Agent, the Trustee or the Collateral Agent), to sell inventory in the ordinary course of business, to freely operate the Collateral and to collect, invest and dispose of any income thereon; and

(3) notwithstanding the provisions of Section 11.03(a)(ii)(2), so long as no Default has occurred and is continuing or would result therefrom, the Issuer and the Guarantors may, among other things, without any release or consent by the Trustee or Collateral Agent, conduct ordinary course activities with respect to the Collateral in accordance with the provisions of this Indenture and the applicable Security Documents, including, without limitation,

(I) the Transfer of Collateral, which Transfer would not be deemed an Asset Sale pursuant to the proviso contained in the definition of “Asset Sale”;

(II) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; and

(III) demolishing, dismantling, tearing down, scrapping or abandoning any Collateral if, in the good faith opinion of the Board of Directors of the Company, as evidenced by a resolution thereof, such demolition, dismantling, tearing down, scrapping or abandonment is in the best interest of the Company or such Guarantor and would not adversely affect in any material respect the rights of the Holders of the Securities under this Indenture and the Security Documents.

At the request and expense of the Issuer, the Trustee will execute or instruct the Collateral Agent to execute, as applicable, all documents reasonably requested by the Issuer to confirm the release from the Lien of this Indenture and the Security Documents of any Collateral disposed of or otherwise transferred in accordance with Section 11.03(c).

In the event that the Issuer or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that under the provisions of Section 11.03(a)(ii)(1) or (3) may be sold, exchanged or otherwise disposed of by the Issuer or any Guarantor, and the Issuer requests in writing that the Trustee furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Guarantee, if any, and the Security Documents, upon being satisfied that the Issuer or such Guarantor is selling, exchanging or otherwise disposing of the Collateral in accordance with the provisions of Section 11.03(a)(ii)(1) or (3) (which, in the case of Section 11.03(a)(ii)(3), shall include receipt of an Officers’ Certificate by the Issuer reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the assets or property affected thereby, and stating that such assets or assets or property are property which by the provisions of Section 11.03(a)(ii)(3) hereof may be sold, exchanged or otherwise disposed of or dealt with by the Issuer or such Guarantor without any release or consent of the Trustee or the Collateral Agent), the Trustee shall, at the expense of the Issuer, promptly execute, acknowledge and deliver to the Issuer or instruct the Collateral Agent to execute, acknowledge and deliver to the Issuer, as applicable, such an instrument in the form provided by the Issuer, and providing for release without recourse or warranty, promptly after satisfaction of the conditions set forth herein for delivery of any such release and shall take such other action as the Issuer may reasonably request and as necessary to effect such release.

Neither the Issuer nor any Guarantor shall Transfer any Collateral to any Person other than to the Issuer, a Guarantor or a Person which will become a Guarantor simultaneously with such Transfer, unless the Liens on such Collateral created under the Security Documents are released in accordance with the provisions of this Section 11.03(a)(ii) or such Transfer has been conducted in accordance the provisions of Section 11.03(a)(ii)(3).

Notwithstanding the foregoing provisions of this Section 11.03, the release of any Collateral from the Lien and security interest created by this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents.

(b) The fair value of Collateral released from the Liens and security interest created by this Indenture and the Security Documents pursuant to the terms of the Security Documents shall not be considered in determining whether the aggregate fair value of the Collateral released from the Liens and security interest created by this Indenture and the Security Documents in any calendar year exceeds the 10% threshold specified in TIA § 314(d)(1). It is expressly understood that this Section 11.03 and Section 11.08 relate only to the Issuer’s and the Guarantors’ obligations under the TIA and shall not restrict or otherwise affect the Issuer’s and the Guarantors’ rights or abilities to release Collateral pursuant to the Security Documents.

(c) If any conflict or inconsistency exists between this Section 11.03 and the Intercreditor Agreement, Security Arrangement Agreement or any other applicable Security Documents, the Intercreditor Agreement, the Security Arrangement Agreement or such other Security Documents, as applicable, shall govern.

SECTION 11.04. Suits To Protect Collateral.

Subject to the provisions of Sections 7.01 and 7.02, the Trustee may, subject to the provisions of the Security Documents, in its sole discretion and without the consent of the Holders of Securities, direct, on behalf of the Holders of Securities, the Collateral Agent to take all actions it deems necessary or appropriate in order to enforce any of the terms of the Security Documents and collect and receive any and all amounts payable in respect of the obligations of the Issuer and the Guarantors under this Indenture, the Securities and the Guarantees. Subject to the provisions of the Security Documents, each of the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien and security interest created by this Indenture and the Security Documents or be prejudicial to the interests of the Holders or the Trustee).

SECTION 11.05. Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released from the Lien and security interest created by this Indenture and the Security Documents be bound to ascertain the authority of the Trustee or the Collateral Agent, as the case may be, to execute the release or to inquire as to the satisfaction of any conditions required by the provisions of this Indenture or the Security Documents for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article Eleven and the Security Documents to be sold be under obligation to ascertain or inquire into the authority of the Issuer or any Guarantor to make any such sale or other transfer.

SECTION 11.06. Powers Exercisable by Receiver or Trustee.

In case Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Eleven and the Security Documents upon the Issuer and the Guarantors with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any Officer or Officers of the Issuer or a Guarantor required by the provisions of this Article Eleven.

SECTION 11.07. Determinations Relating to Collateral.

In the event (i) the Trustee shall receive any written request from the Issuer or any Guarantor under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Issuer’s or any Guarantor’s obligations with respect thereto, (ii) there shall be required from the Trustee under the provisions of any Security Document any performance or the delivery of any instrument or (iii) a Responsible Officer of the Trustee shall become aware of any nonperformance by the Issuer or any Guarantor of any covenant or any breach of any representation or warranty of the Issuer or any Guarantor set forth in any Security Document, and, in the case of clause (i), (ii) or (iii) above, the Trustee’s response or action is not otherwise specifically contemplated hereunder (including, without limitation, Section 9.01) or under the applicable Security Documents, then, in each such event, the Trustee shall, within seven Business Days, advise the Holders, in writing and at the Issuer’s expense, of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Trustee has become aware. The Holders of not less than a majority in aggregate principal amount of the then outstanding Securities pursuant to Section 6.05 shall have the exclusive authority to direct the Trustee’s response to any of the circumstances contemplated in clauses (i), (ii) and (iii) above. In the event the Trustee shall be required to respond to any of the circumstances contemplated in this Section 11.07, the Trustee shall not be required so to respond unless it shall have received written authority by not less than a majority in aggregate principal amount of the then outstanding Securities; provided that the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which shall be reimbursed to the Trustee pursuant to Section 7.07). The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of Holders pursuant to Section 6.05.

SECTION 11.08. Certificates of the Issuer and the Guarantors.

To the extent applicable, the Issuer and the Guarantors shall comply (or cause compliance) with TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities from the Lien and security interest of this Indenture and the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of this Indenture and the Security Documents. Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Issuer or a Guarantor, as applicable, except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Collateral Agent in the exercise of reasonable care.

SECTION 11.09. Termination of Security Interest.

In the event that the Issuer delivers an Officers’ Certificate certifying that its obligations under this Indenture and the Securities have been satisfied and discharged by complying with the provisions of Article Eight, and such other documents and/or funds as are required to be delivered or paid pursuant to Article Eight, the Trustee shall notify the Collateral Agent under the Security Documents that such obligations have been satisfied and discharged in accordance with the terms of this Indenture, and, at the request and expense of the Issuer, shall take, or request the Collateral Agent to take, such other actions in connection therewith as may be required or contemplated by the Security Documents to be taken by the Trustee.

SECTION 11.10. Matters Relating to Intercreditor Agreement and the Security Arrangement Agreement.

The rights of the Holders and the Trustee under this Indenture, the Securities and the Security Documents shall be subject to the provisions of the Intercreditor Agreement and the Security Arrangement Agreement. Each Holder, by its acceptance of a Security, consents and agrees to all of the terms and provisions of the Intercreditor Agreement and the Security Arrangement Agreement, respectively, as the same may be amended from time to time pursuant to their respective terms and the terms of this Indenture, and authorizes and directs the Trustee to enter into the Intercreditor Agreement and the Security Arrangement Agreement on its own behalf and on behalf of such Holder, to appoint the Collateral Agent to serve as agent and representative of the Trustee and such Holder thereunder and to perform its obligations and exercise its rights thereunder and in accordance therewith.

Subject to the provisions of Sections 7.01 and 7.02, the Intercreditor Agreement and the Security Arrangement Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders and on its own behalf, the Collateral Agent to take all actions it deems necessary or appropriate in connection with the Intercreditor Agreement, the Security Arrangement Agreement and the other Security Documents. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to preserve or protect its rights and interests and the rights and interests of the Holders under the Intercreditor Agreement and the Security Arrangement Agreement (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would be prejudicial to the rights and interests of the Holders or to the Trustee).

In the event (i) the Trustee shall receive any written request from any party to the Intercreditor Agreement and the Security Arrangement Agreement for consent or approval with respect to any matter or thing relating to such Agreement, (ii) there shall be required from the Trustee under the provisions of the Intercreditor Agreement and the Security Arrangement Agreement any performance or the delivery of any instrument or (iii) a Responsible Officer of the Trustee shall become aware of any nonperformance by any party thereto of any covenant or any breach of any representation or warranty set forth in the Intercreditor Agreement or the Security Arrangement Agreement, and, in the case of clause (i), (ii) or (iii) above, the Trustee’s response or action is not otherwise specifically contemplated hereunder (including, without limitation, Section 7.01) or under the Intercreditor Agreement and the Security Arrangement Agreement, then, in each such event, the Trustee shall, within seven Business Days, advise the Holders, in writing and at the Issuer’s expense, of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Trustee has become aware. Subject to Section 9.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities pursuant to Section 6.05 shall have the exclusive authority to direct the Trustee’s response to any of the circumstances contemplated in clauses (i), (ii) and (iii) above. In the event the Trustee shall be required to respond to any of the circumstances contemplated in this Section 11.10, the Trustee shall not be required so to respond unless it shall have received written authority by not less than a majority in aggregate principal amount of the outstanding Securities (subject to Section 9.02); provided that the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which shall be reimbursed to the Trustee pursuant to Section 7.07). The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of Holders pursuant to Section 6.05.

Until the termination of the Intercreditor Agreement and the Security Arrangement Agreement in accordance with the terms thereof, the Issuer will cause to be clearly, conspicuously and prominently inserted on the face of each Security a legend in the form of Exhibit G.

The Issuer shall promptly notify the Trustee of the occurrence of the termination of the Intercreditor Agreement or the Security Arrangement Agreement.

ARTICLE TWELVE

MISCELLANEOUS

SECTION 12.01. TIA Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

SECTION 12.02. Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Issuer or any Guarantor:

Global Crossing (UK) Finance Plc

Centennium House

100 Lower Thames Street

London EC3R 6DL

United Kingdom

Attention: Tracey Green

Telephone:    +44 (20) 7904 2916

Facsimile:     +44 (20) 7904 2930

with a copy to:

Weil, Gotshal & Manges

One South Place

London EC2M 2WG

United Kingdom

Attention: Wayne Rapozo

Telephone:    +44 (20) 7903 1000

Facsimile:     +44 (20) 7903 0990

if to the Trustee or the Irish Paying Agent:

The Bank of New York

One Canada Square

London E14 5AL

United Kingdom

Attention: Corporate Trust Administration

Facsimile: +44 (20) 7964 6399

Each of the Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case of suspension of regular mail service or by reason of any other cause it should be impracticable to give a notice mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 12.03. Communications by Holders with Other Holders.

Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture, the Securities or the Subsidiary Guarantees. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or the Company to the Trustee to take any action under this Indenture (except in connection with the initial issuance of Securities on the date hereof), the Issuer or the Company, as applicable, shall furnish to the Trustee at the request of the Trustee:

(1) an Officers’ Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

Any Officers’ Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the officer signing such certificate knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which such Officers’ Certificate is based is erroneous. Any Opinion of Counsel may be based and may state that it is so based, insofar as it relates to factual matters, upon an Officers’ Certificate or a certificate of a public official stating that the information with respect to such factual matters is in the possession of the Issuer, unless the counsel signing such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the Officers’ Certificate with respect to the matters upon which such Opinion of Counsel is based is erroneous.

SECTION 12.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.06, shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 12.06. Rules by Trustee, Paying Agent, Registrar.

The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07. Legal Holidays.

If an Interest Payment Date or other payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 12.08. Governing Law.

This Indenture, the Securities and the Guarantees, if any, will be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 12.09. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

(a) By the execution and delivery of this Indenture, the Issuer and each Guarantor (i) acknowledges that it has irrevocably designated and appointed Corporation Services Company, 1133 Avenue of the Americas, Suite 3100, New York, New York 10036, (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture, the Securities, the Guarantees and the Security Documents that may be instituted in any Federal or state court in the Borough of Manhattan, The City of New York, the State of New York, or brought under Federal or state securities laws, and acknowledges that Corporation Services Company has accepted such designation, (ii) irrevocably submits to the jurisdiction of any such court in any such suit or proceeding and (iii) agrees that service of process upon Corporation Services Company and written notice of said service to the Issuer in accordance with this Section 12.09 shall be deemed in every respect effective service of process upon the Issuer or any Guarantor, if any, in any such suit or proceeding. The Issuer and each Guarantor further agree to take any and all such action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of Corporation Services Company in full force and effect so long as this Indenture shall be in full force and effect or any of the Securities shall be outstanding; provided, however, that the Issuer or any Guarantor may, by written notice to the Trustee, designate such additional or alternative agent for service of process under this Section 12.09 that (i) maintains an office located in the Borough of Manhattan, The City of New York, the State of New York, (ii) is a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 12.09. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, the State of New York.

(b) To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under each of this Indenture, the Securities, the Guarantees and the Security Documents. In addition, the Issuer and each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-mentioned courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue for such suit is improper, or that this Indenture, the Securities, the Guarantees or the Security Documents or the subject matter hereof or thereof may not be enforced in such courts.

(c) The Issuer and each Guarantor agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 12.09 shall affect the right of the Trustee to serve legal process in any other manner permitted by law or affect the right of the Trustee to bring any action or proceeding against the Issuer or any Guarantor or its property in the courts of any other jurisdictions.

SECTION 12.10. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.11. No Recourse Against Others.

No director, officer, employee, incorporator or stockholder of the Issuer or any direct or indirect parent corporation or of any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Securities.

SECTION 12.12. Successors.

All agreements of the Issuer in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.13. Duplicate Originals.

All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 12.14. Severability.

In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.15. Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.

(a) U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Dollar Securities, the Guarantees of the Dollar Securities or this Indenture to the extent it relates to the Dollar Securities, including damages related thereto, and pounds sterling are the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Sterling Securities, the Guarantees of the Sterling Securities or this Indenture to the extent it relates to the Sterling Securities, including damages related thereto. Any amount received or recovered in a currency other than U.S. Dollars by a Holder of Dollar Securities or pounds sterling by a Holder of Sterling Securities (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer to the extent of the U.S. Dollar or pounds sterling amount, as the case may be, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar or pounds sterling amount is less than the U.S. Dollar or pounds sterling amount expressed to be due to the recipient under the applicable Securities, the Issuer shall indemnify it against any loss sustained by it as a result as set forth in Section 12.15(b). In any event, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 12.15, it will be sufficient for the Holder of a Security to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars or pounds sterling, as the case may be, been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars or pounds sterling, as applicable, on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 12.15 constitute separate and independent obligations from other obligations of the Issuer and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of the Securities and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Securities.

(b) The Issuer and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Securities, the Guarantees and this Indenture:

(1) (A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(B) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(2) In the event of the winding-up of the Issuer or any Guarantor at any time while any amount or damages owing under the Securities, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the U.S. Dollar Equivalent or equivalent amount in pounds sterling, as applicable, of the amount due or contingently due under the Securities, the Guarantees and this Indenture (other than under this Section 12.15(b)(2)) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Section 12.15(b)(2), the final date for the filing of proofs of claim in the winding-up of the Issuer or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c) The obligations contained in Sections 12.15(a), (b)(1)(B) and (b)(2) shall constitute separate and independent obligations from the other obligations of the Issuer and the Guarantors under this Indenture, shall give rise to separate and independent causes of action against the Issuer and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under Section 12.15(b)(2) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or any Guarantor or the liquidator or otherwise or any of them. In the case of Section 12.15(b)(2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d) The term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in Sections 12.15(b)(1) and (b)(2) above and includes any premiums and costs of exchange payable.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

GLOBAL CROSSING (UK) FINANCE PLC, as the Issuer

By:	/s/ Philip Casson Metcalf
Name:	Philip Casson Metcalf
Title:	Director

GLOBAL CROSSING (UK) TELECOMMUNICATIONS LIMITED, as a Guarantor

By:	/s/ Philip Casson Metcalf
Name:	Philip Casson Metcalf
Title:	Director

STT COMMUNICATIONS LTD.

By:	/s/ Jean F.H.P. Mandeville
Name:	Jean F.H.P. Mandeville
Title:	Director

THE BANK OF NEW YORK

By:	/s/ Daniel Wynne
Name:	Daniel Wynne
Title:	Vice President

AIB/BNY FUND MANAGEMENT (IRELAND) LIMITED, as Irish Paying Agent

By:	/s/ Daniel Wynne
Name:	Daniel Wynne
Title:	Vice President

EXHIBIT A

[FORM OF INITIAL DOLLAR SECURITY]

[Insert the Private Placement Legend or Regulation S Legend, if applicable]

[Insert the Global Security Legend, if applicable]

[Insert Collateral Legend, if applicable]

GLOBAL CROSSING (UK) FINANCE PLC

10.75% Senior Secured Notes due 2014

CUSIP No.

ISIN No.

No.	$[ ]

GLOBAL CROSSING (UK) FINANCE PLC, a company organized under the laws of England and Wales (the “Issuer,” which term includes any successor company), for value received promises to pay to CEDE & CO. or its registered assigns, the principal sum of [                        ] dollars ($[                        ]) on December 15, 2014.

Interest Payment Dates: June 15 and December 15, commencing June 15, 2005.

Record Dates: June 1 and December 1.

Reference is made to the further provisions of this Dollar Security contained herein and to the provisions of the Indenture, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officers.

GLOBAL CROSSING (UK) FINANCE PLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 10.75% Senior Secured Notes due 2014 described in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

(Reverse of Dollar Security)

Global Crossing (UK) Finance Plc

10.75% Senior Secured Notes due 2014

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1. Interest. Global Crossing (UK) Finance Plc, a company organized under the laws of England and Wales (the “Issuer”), promises to pay interest on the principal amount of this Dollar Security at 10.75% per annum from December 23, 2004 until maturity. The Issuer will pay interest semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Dollar Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Dollar Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 2005. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium and Additional Amounts, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Dollar Securities; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30 day months.

SECTION 2. Method of Payment. The Issuer will pay interest on the Dollar Securities (except defaulted interest) to the Persons who are registered Holders of Dollar Securities at the close of business on the December 1 or June 1 next preceding the Interest Payment Date (each a “Record Date”), even if such Dollar Securities are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Dollar Securities will be issued in denominations of $75,000 and integral multiples of $1,000. The Issuer shall pay principal, premium, if any, Additional Amounts, if any, and interest on the Dollar Securities in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, Additional Amounts, if any, and interest on the Dollar Securities will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, Additional Amounts and interest with respect to Dollar Securities the Holders of which have given wire transfer instructions to the Issuer prior to the Record Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in the City of New York will be the office of the Trustee maintained for such purpose.

SECTION 3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any Affiliate may act in any such capacity.

SECTION 4. Indenture. The Issuer issued the Securities under an Indenture dated as of December 23, 2004 (“Indenture”) among the Issuer, Global Crossing (UK) Telecommunications Limited, STT Communications Ltd., the Trustee and AIB/BNY Fund Management (Ireland) Limited. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

SECTION 5. Optional Redemption. (a) The Dollar Securities may be redeemed, at the Issuer’s option, in whole at any time or in part from time to time, on and after December 15, 2009 at the following redemption prices (expressed as percentages of the principal amounts thereof) if redeemed during the twelve-month period commencing on December 15 of the applicable year set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption:

Year	Percentage
2009	105.375%
2010	103.583%
2011	101.792%
2012 and thereafter	100.000%

(b) Prior to December 15, 2009, the Issuer may redeem the Dollar Securities, at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any to the redemption date, plus the Make-Whole Premium.

“Applicable Rate” for any redemption date, means the yield to maturity at the time of computation of Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Make-Whole Redemption Date of such Dollar Security (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole

Redemption Date to December 15, 2009; provided, however, that if the period from the Make-Whole Redemption Date to December 15, 2009 is not equal to the constant maturity of a Treasury security for which a weekly average yield is given, the Applicable Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of Treasury securities for which such yields are given, except that if the period from the Make-Whole Redemption Date to December 15, 2009 is less than one year, the weekly average yield on actually traded Treasury securities adjusted to a constant maturity of one year shall be used.

“Make-Whole Premium” means an amount equal to the greater of (i) 1.0% of the principal amount of such Dollar Security and (ii) the excess of (x) the present value of the sum of the principal amount and premium, if any, that would be payable on such Dollar Security on December 15, 2009 and all remaining interest payments to and including December 15, 2009 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) from December 15, 2009 to the Make-Whole Redemption Date at a per annum interest rate equal to the Applicable Rate on such Make-Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such Dollar Security.

“Make-Whole Redemption Date” with respect to a Make-Whole Redemption, means the date such Make-Whole Redemption is effected.

SECTION 6. Optional Redemption upon Equity Offering. At any time, or from time to time, prior to December 15, 2007, the Issuer may, at its option, use all or any portion of the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the Dollar Securities issued at a redemption price equal to 110.750% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Dollar Securities originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Issuer shall consummate such redemption not more than 120 days after the consummation of any such Equity Offering.

“Equity Offering” means any issuance of, or contribution on account of, Qualified Capital Stock of the Company.

SECTION 7. Redemption for Changes in Withholding Taxes. The Issuer is entitled to redeem the Dollar Securities, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days’ notice, at a price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of:

(1) a change in or an amendment to any laws or treaties (including any rulings or regulations promulgated thereunder) of any relevant Taxing Jurisdiction (or any political subdivision or taxing authority thereof or therein); or

(2) any change in or amendment to any official position regarding the application, administration or interpretation of such laws, treaties, rulings or regulations, which change or amendment is announced or becomes effective on or after the Issue Date, and the Issuer cannot avoid such obligation by taking reasonable measures available to it, provided that the Issuer shall not be required to take any measures that, in its reasonable determination, would result in the imposition on it of any legal or regulatory burden or the incurrence by it of any additional costs, or would otherwise result in any adverse consequences. The foregoing provisions will apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor permitted under Section 5.01 of the Indenture is organized, but (in the case of any jurisdiction other than Ireland) only with respect to events arising after the date of succession to the extent the foregoing did not apply to such events prior to the date of succession.

Before publishing or mailing notice of redemption of the Securities, the Issuer will deliver to the Trustee an Officers’ Certificate to the effect that the Issuer cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. The Issuer will also deliver an opinion of independent legal counsel of recognized standing to the extent that the Issuer would be obligated to pay Additional Amounts as a result of a change or amendment described above.

SECTION 8. Mandatory Redemption. For the avoidance of doubt, an offer to purchase pursuant to Section 9 hereof shall not be deemed a redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

SECTION 9. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Securities in accordance with the procedures set forth in the Indenture.

SECTION 10. Optionholder’s Right to Purchase. Pursuant to Section 3.07 of the Indenture, if an Event of Default of the type described in Section 6.01(1) or Section 6.01(2) of the Indenture has occurred and is continuing, or upon enforcement action taken by the Trustee, the Optionholder has the right, but not the obligation, to purchase all of the Securities then outstanding. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Optionholder, the Issuer, the Guarantor, the Trustee and Holders in respect of the Purchase Option.

SECTION 11. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Dollar Securities in denominations larger than $75,000 may be redeemed in part. If any Dollar Security is to be redeemed in part only, the notice of redemption that relates to such Dollar Security shall state the portion of the principal amount thereof to be redeemed. A new Dollar Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Dollar Security. On and after the redemption date interest ceases to accrue on Dollar Securities or portions thereof called for redemption.

SECTION 12. Denominations, Transfer, Exchange. The Dollar Securities are in registered form without coupons in denominations of $75,000 and integral multiples of $1,000. The transfer of Dollar Securities may be registered and Dollar Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer or the Registrar is not required to transfer or exchange any Dollar Security selected for redemption. The Issuer or the Registrar is not required to transfer or exchange any Dollar Securities for a period of 15 days before a selection of Dollar Securities to be redeemed.

SECTION 13. Persons Deemed Owners. The registered Holder of a Dollar Security may be treated as its owner for all purposes.

SECTION 14. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Dollar Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Dollar Securities in addition to certificated Dollar Securities, comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any change that does not adversely affect the rights of any Holder of a Security; provided, however, that if any amendment, waiver or other modification will only affect the Dollar Securities or the Sterling Securities, only the consent of the Holders of at least a majority in principal amount of the then outstanding Dollar Securities or Sterling Securities (and not the consent of at least a majority of all Securities), as the case may be, shall be required.

SECTION 15. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities generally may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Company or the Issuer, all outstanding Securities will become due and payable without further action or notice. Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of the Securities or in respect of certain covenants set forth in the Indenture.

SECTION 16. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

SECTION 17. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer or any direct or indirect parent corporation or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Securities, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 18. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

SECTION 19. Authentication. This Dollar Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 21. Additional Rights of Holders of Restricted Global Securities and Restricted Definitive Securities. Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Issuer and the Guarantors, if any, will be obligated to consummate an exchange offer pursuant to which the Holder of this Dollar Security shall have the right to exchange this Initial Dollar Security for a 10.75% Senior Secured Note due 2014 of the Issuer which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Initial Dollar Security (except that such note shall not be entitled to Additional Interest). The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated or the Securities are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. All references in this Dollar Security to “interest” include any Additional Interest to which the Holder may be entitled pursuant to the Registration Rights Agreement.a

SECTION 22. Guarantees. The Dollar Securities will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

SECTION 23. Security. The Holder of this Dollar Security will be entitled to the benefits of security interests in certain property of the Issuer and the Guarantors pursuant to the Security Documents. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the respective Security Documents of the Issuer, the Guarantors, the Trustee, the respective other parties thereto and the Holders.

SECTION 24. Additional Amounts. The Holder of this Dollar Security will be entitled to Additional Amounts in certain circumstances pursuant to the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Issuer, the Guarantors, the Trustee and Holders in respect of Additional Amounts.

SECTION 25. CUSIP Numbers and ISINs. The Issuer has caused CUSIP numbers and ISINs to be printed on the Dollar Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Dollar Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

[a]	This Section not to appear on Exchange Securities.

SECTION 26. Governing Law. This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.09, Section 4.13 or Section 4.23 of the Indenture, check the appropriate box:

Section 4.09 [        ]                 Section 4.13 [        ]                 Section 4.23 [        ]

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.09, Section 4.13 or Section 4.23 of the Indenture, state the amount: $

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

[Insert applicable form of assignment]

EXHIBIT B

[FORM OF INITIAL STERLING SECURITY]

[Insert the Private Placement Legend or Regulation S Legend, if applicable]

[Insert the Global Security Legend, if applicable]

[Insert Collateral Legend, if applicable]

GLOBAL CROSSING (UK) FINANCE PLC

11.75% Senior Secured Notes due 2014

ISIN No.

Common Code

No.	£ [ ]

GLOBAL CROSSING (UK) FINANCE PLC, a company organized under the laws of England and Wales (the “Issuer,” which term includes any successor company), for value received promises to pay to THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, or its registered assigns, the principal sum of [                        ] pounds sterling (£[                        ]) on December 15, 2014.

Interest Payment Dates: June 15 and December 15 commencing June 15, 2005.

Record Dates: June 1 and December 1.

Reference is made to the further provisions of this Sterling Security contained herein and the provisions of the Indenture, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officers.

GLOBAL CROSSING (UK) FINANCE PLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 11.75% Senior Secured Notes due 2014 described in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

(Reverse of Sterling Security)

Global Crossing (UK) Finance Plc

11.75% Senior Secured Notes due 2014

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1. Interest. Global Crossing (UK) Finance Plc, a company organized under the laws of England and Wales (the “Issuer”), promises to pay interest on the principal amount of this Sterling Security at 11.75% per annum from December 23, 2004 until maturity. The Issuer will pay interest semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Sterling Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Sterling Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 2005. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium and Additional Amounts, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Sterling Securities; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30 day months.

SECTION 2. Method of Payment. The Issuer will pay interest on the Sterling Securities (except defaulted interest) to the Persons who are registered Holders of Sterling Securities at the close of business on December 1 or June 1 next preceding the Interest Payment Date (each a “Record Date”), even if such Sterling Securities are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Sterling Securities will be issued in denominations of £50,000 and integral multiples of £1,000. The Issuer shall pay principal, premium, if any, Additional Amounts, if any, and interest on the Sterling Securities in such coin or currency of the United Kingdom as at the time of payment is legal tender for payment of public and private debts (“U.K. Legal Tender”). Principal, premium, if any, Additional Amounts, if any, and interest on the Sterling Securities will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, Additional Amounts and interest with respect to Securities the Holders of which have given wire transfer instructions to the Issuer prior to the Record Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer’s offices or agencies in the City of New York and London, England will be the offices of the Trustee maintained for such purpose.

SECTION 3. Paying Agent and Registrar. Initially, The Bank of New York will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any Affiliate may act in any such capacity.

SECTION 4. Indenture. The Issuer issued the Securities under an Indenture dated as of December 23, 2004 (“Indenture”) among the Issuer, Global Crossing (UK) Telecommunications Limited, STT Communications Ltd., the Trustee and AIB/BNY Fund Management (Ireland) Limited. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

SECTION 5. Optional Redemption. (a) The Sterling Securities may be redeemed, at the Issuer’s option, in whole at any time or in part from time to time, on and after December 15, 2009 at the following redemption prices (expressed as percentages of the principal amounts thereof) if redeemed during the twelve-month period commencing on December 15 of the applicable year set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption:

Year	Percentage
2009	105.875%
2010	103.917%
2011	101.958%
2012 and thereafter	100.000%

(b) Prior to December 15, 2009, the Issuer may redeem the Sterling Securities, at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any to the redemption date, plus the Make-Whole Premium.

“Applicable Rate” for any redemption date, means yield to maturity of UK Government securities with a fixed maturity from information compiled by the Office for National Statistics and published in the most recent Financial Statistics that have become publicly available at least two Business Days in London prior to the make whole Redemption Date of such Sterling Security most nearly equal to the period from the make-whole Redemption Date to December 15, 2009; provided, however, that if such Financial Statistics are no longer published or do not indicate the relevant yield to maturity at the time of computation, the Issuer shall use any publicly available source of similar market data most nearly equal to the period from such Make-Whole Redemption Date to December 15, 2009;

provided, further however, that if the period from such Make-Whole Redemption Date to December 15, 2009 is not equal to the fixed maturity of U.K. Government Securities for which a yield is given, the Applicable Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of U.K. Government Securities for which such yields are given except that if the period from such redemption date to December 15, 2009 is less than one year, the Issuer shall use the weekly average yield on actually traded U.K. Government Securities denominated in sterling adjusted to a fixed maturity of one year to make such calculation.

“Make-Whole Premium” means an amount equal to the greater of (i) 1.0% of the principal amount of such Sterling Security and (ii) the excess of (x) the present value of the sum of the principal amount and premium, if any, that would be payable on such Sterling Security on December 15, 2009 and all remaining interest payments to and including December 15, 2009 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) from December 15, 2009 to the Make-Whole Redemption Date at a per annum interest rate equal to the Applicable Rate on such Make-Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such Sterling Security.

“Make-Whole Redemption Date” with respect to a Make-Whole Redemption, means the date such Make-Whole Redemption is effected.

SECTION 6. Optional Redemption upon Equity Offering. At any time, or from time to time, prior to December 15, 2007, the Issuer may, at its option, use all or any portion of the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the Sterling Securities issued at a redemption price equal to 111.750% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Sterling Securities originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Issuer shall consummate such redemption not more than 120 days after the consummation of any such Equity Offering.

“Equity Offering” means any issuance of, or contribution on account of, Qualified Capital Stock of the Company.

SECTION 7. Redemption for Changes in Withholding Taxes. The Issuer is entitled to redeem the Sterling Securities, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days’ notice, at a price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of:

(1) a change in or an amendment to any laws or treaties (including any rulings or regulations promulgated thereunder) of any relevant Taxing Jurisdiction (or any political subdivision or taxing authority thereof or therein); or

(2) any change in or amendment to any official position regarding the application, administration or interpretation of such laws, treaties, rulings or regulations, which change or amendment is announced or becomes effective on or after the Issue Date, and the Issuer cannot avoid such obligation by taking reasonable measures available to it, provided that the Issuer shall not be required to take any measures that, in its reasonable determination, would result in the imposition on it of any legal or regulatory burden or the incurrence by it of any additional costs, or would otherwise result in any adverse consequences. The foregoing provisions will apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor permitted under Section 5.01 of the Indenture is organized, but (in the case of any jurisdiction other than Ireland) only with respect to events arising after the date of succession to the extent the foregoing did not apply to such events prior to the date of succession.

Before publishing or mailing notice of redemption of the Securities, the Issuer will deliver to the Trustee an Officers’ Certificate to the effect that the Issuer cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. The Issuer will also deliver an opinion of independent legal counsel of recognized standing to the extent that the Issuer would be obligated to pay Additional Amounts as a result of a change or amendment described above.

SECTION 8. Mandatory Redemption. For the avoidance of doubt, an offer to purchase pursuant to Section 9 hereof shall not be deemed a redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

SECTION 9. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Securities in accordance with the procedures set forth in the Indenture.

SECTION 10. Optionholder’s Right to Purchase. Pursuant to Section 3.07 of the Indenture, if an Event of Default of the type described in Section 6.01(1) or Section 6.01(2) of the Indenture has occurred and is continuing, or upon enforcement action taken by the Trustee, the Optionholder has the right, but not the obligation, to purchase all of the Securities then outstanding. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Optionholder, the Issuer, the Guarantor, the Trustee and Holders in respect of the Purchase Option.

SECTION 11. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Sterling Securities in denominations larger than £50,000 may be redeemed in part. If any Sterling Security is to be redeemed in part only, the notice of redemption that relates to such Sterling Security shall state the portion of the principal amount thereof to be redeemed. A new Sterling Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Sterling Security. On and after the redemption date interest ceases to accrue on Sterling Securities or portions thereof called for redemption.

SECTION 12. Denominations, Transfer, Exchange. The Sterling Securities are in registered form without coupons in denominations of £50,000 and integral multiples of £1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer or the Registrar is not required to transfer or exchange any Sterling Security selected for redemption. The Company or the Registrar is not required to transfer or exchange any Sterling Securities for a period of 15 days before a selection of Sterling Securities to be redeemed.

SECTION 13. Persons Deemed Owners. The registered Holder of a Sterling Security may be treated as its owner for all purposes.

SECTION 14. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Sterling Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Sterling Securities in addition to certificated Sterling Securities, comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any change that does not adversely affect the rights of any Holder of a Security; provided, however, that if any amendment, waiver or other modification will only affect the Dollar Securities or the Sterling Securities, only the consent of the Holders of at least a majority in principal amount of the then outstanding Dollar Securities or Sterling Securities (and not the consent of at least a majority of all Securities), as the case may be, shall be required.

SECTION 15. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities generally may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Company or the Issuer, all outstanding Securities will become due and payable without further action or notice. Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of the Securities or in respect of certain covenants set forth in the Indenture.

SECTION 16. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

SECTION 17. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer or any direct or indirect parent corporation or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Securities, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 18. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

SECTION 19. Authentication. This Sterling Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 21. Additional Rights of Holders of Restricted Global Securities and Restricted Definitive Securities. Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Issuer and the Guarantors, if any, will be obligated to consummate an exchange offer pursuant to which the Holder of this Sterling Security shall have the right to exchange this Initial Sterling Security for a 11.75% Senior Secured Note due 2014 of the Issuer which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Initial Sterling Security (except that such note shall not be entitled to Additional Interest). The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated or the Securities are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. All references in this Sterling Security to “interest” include any Additional Interest to which the Holder may be entitled pursuant to the Registration Rights Agreement.a

SECTION 22. Guarantees. The Sterling Securities will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

SECTION 23. Security. The Holder of this Sterling Security will be entitled to the benefits of security interests in certain property of the Issuer and the Guarantors pursuant to the Security Documents. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the respective Security Documents of the Issuer, the Guarantors, the Trustee, the respective other parties thereto and the Holders.

SECTION 24. Additional Amounts. The Holder of this Sterling Security will be entitled to Additional Amounts in certain circumstances pursuant to the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Issuer, the Guarantors, the Trustee and Holders in respect of Additional Amounts.

SECTION 25. ISINs and Common Codes. The Issuer has caused ISINs and Common Codes to be printed on the Sterling Securities and has directed the Trustee to use ISINs and Common Codes in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Sterling Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

[a]	This Section not to appear on Exchange Securities.

SECTION 26. Governing Law. This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.09, Section 4.13 or Section 4.23 of the Indenture, check the appropriate box:

Section 4.09 [        ]                Section 4.13 [        ]                Section 4.23 [            ]

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.09, Section 4.13 or Section 4.23 of the Indenture, state the amount: £

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

[Insert applicable form of assignment]

EXHIBIT C-1

[FORM OF LEGEND FOR DOLLAR 144A SECURITIES]

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE

C-1-1

GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

Each Definitive Dollar Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

C-1-2

EXHIBIT C-2

[FORM OF LEGEND FOR STERLING 144A SECURITIES]

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE

C-2-1

GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

Each Definitive Sterling Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

C-2-2

EXHIBIT D

[FORM OF LEGEND FOR REGULATION S SECURITY]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES UNLESS REGISTERED UNDER THE ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

D-1

EXHIBIT E-1

[LEGEND FOR GLOBAL DOLLAR SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

E-1-1

EXHIBIT E-2

[LEGEND FOR GLOBAL STERLING SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN A NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE COMMON DEPOSITARY, TO NOMINEES OF THE COMMON DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

E-2-1

EXHIBIT F

Form of Certificate To Be Delivered

in Connection with Transfers

Pursuant to Regulation S

The Bank of New York

One Canada Square

London E14 5AL

United Kingdom

Re:	Global Crossing (UK) Finance Plc (“the Issuer”) U.S. Dollar-denominated 10.75% Senior Secured Notes due 2014 and Sterling-denominated 11.75% Senior Secured Notes due 2014 (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $[            ] or £[            ] aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Securities was not made to a person in the United States;

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Securities.

F-1

You, the Issuer and counsel for the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

F-2

EXHIBIT G

[FORM OF LEGEND REGARDING COLLATERAL]

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBJECT TO IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT DATED AS OF DECEMBER 23, 2004 AMONG J. ARON & COMPANY, THE BANK OF NEW YORK, AS TRUSTEE, THE BANK OF NEW YORK, AS COLLATERAL AGENT, AND THE OTHER PERSONS WHO MAY BECOME PARTIES THERETO FROM TIME TO TIME AND THAT CERTAIN SECURITY ARRANGEMENT AGREEMENT DATED AS OF DECEMBER 23, 2004 AMONG THE BANK OF NEW YORK, AS TRUSTEE, GLOBAL CROSSING (UK) FINANCE PLC, AS ISSUER, GLOBAL CROSSING (UK) TELECOMMUNICATIONS LIMITED, AS COMPANY, STT COMMUNICATIONS LTD., STT CROSSING LTD AND STT HUNGARY LIQUIDITY MANAGEMENT LIMITED LIABILITY COMPANY, AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT AND THE SECURITY ARRANGEMENT AGREEMENT.

G-1

EXHIBIT H

GUARANTEE

Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of December 23, 2004 by and among Global Crossing (UK) Finance Plc, a corporation incorporated under the laws of England and Wales, as issuer (the “Company”), Global Crossing (UK) Telecommunications Limited, as guarantor, STT Communications Ltd. and The Bank of New York, as Trustee (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, Additional Amounts, if any, and interest on the Securities, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Security to which this Guarantee is endorsed, by accepting such Security, agrees to and shall be bound by such provisions.

[Signatures on Following Pages]

H-1

IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

GLOBAL CROSSING (UK) TELECOMMUNICATIONS LIMITED

By:
Name:
Title:

H-2

EXHIBIT I

[FORM OF ASSIGNMENT FOR REGISTERED SECURITIES]

ASSIGNMENT FORM

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Security on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[FORM OF ASSIGNMENT FOR 144A SECURITIES]

I or we assign and transfer this Security to:

______________________________________________________________________________________________________________________________(Insert assignee’s social security or tax I.D. number)

______________________________________________________________________________________________________________________________(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Security on the books of the Issuer. The Agent may substitute another to act for him.

[Check One]

☐ (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

or

☐ (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor hereby further certifies that the beneficial interest or certificated Security is being Transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or certificated Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Transferred beneficial interest or certificated Security will be subject to the restrictions on transfer enumerated on the Rule 144A Securities and/or the certificated Security and in the Indenture and the Securities Act.

Dated:
NOTICE: To be executed by an executive officer

[FORM OF ASSIGNMENT FOR REGULATION S SECURITY]

I or we assign and transfer this Security to:

______________________________________________________________________________________________________________________________(Insert assignee’s social security or tax I.D. number)

______________________________________________________________________________________________________________________________(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Security on the books of the Issuer. The Agent may substitute another to act for him.

[Check One]

☐ (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Regulation S thereunder.

or

☐ (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Transferred beneficial interest or certificated Security will be subject to the restrictions on Transfer enumerated on the Regulation S Securities and/or the certificated Security and in the Indenture and the Securities Act.

Dated:
NOTICE: To be executed by an executive officer